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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           West Bancorporation, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            WEST BANCORPORATION, INC.

                            NOTICE OF ANNUAL MEETING
                            TO BE HELD APRIL 20, 2006

To the Shareholders of West Bancorporation, Inc.:

The Annual Meeting of Shareholders of West Bancorporation, Inc. (the "Company") will be held in the Conference Center at the headquarters of the Company, located at 1601 22nd Street, West Des Moines, Iowa, on Thursday, April 20, 2006, at 4:00 p.m., to consider and vote on:

           1. The election of nine Directors to serve on the Company's Board of Directors until the next Annual Meeting and until their successors are elected and have qualified; and

           2. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company's Board of Directors has fixed the close of business on February 16, 2006, as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting and at any and all adjournments thereof. A list of eligible Shareholders will be maintained at the offices of the Company, at 1601 22nd Street, West Des Moines, Iowa, during the ten-day period preceding the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR YOU MAY VOTE YOUR PROXY ELECTRONICALLY VIA THE INTERNET AS INSTRUCTED ON THE CARD. A PROMPT RESPONSE WOULD BE APPRECIATED.

WE HOPE YOU WILL ATTEND THE ANNUAL MEETING IN PERSON AND LOOK FORWARD TO SEEING YOU THERE.

                                For the Board of Directors
                                /s/ Thomas E. Stanberry
                                --------------------------
                                Thomas E. Stanberry
                                Chairman, President and Chief Executive Officer

March 10, 2006

                            WEST BANCORPORATION, INC.
                                1601 22nd Street
                            West Des Moines, IA 50266

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 2006

This proxy statement is furnished in connection with the solicitation by the Board of Directors of West Bancorporation, Inc. (the "Board" and the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held in the conference center at the headquarters of the Company on April 20, 2006, at 4:00 o'clock p.m., local time, at 1601 22nd Street, West Des Moines, Iowa, and at any and all adjournments thereof (the "Annual Meeting"). A copy of the Company's 2005 summary annual report to Shareholders and appendix to the proxy statement, including financial statements, accompanies this proxy statement. This proxy statement, form of proxy, and other accompanying materials are first being mailed to Shareholders on or about March 10, 2006.

Only Shareholders of record at the close of business on February 16, 2006, are entitled to notice of and to vote at the Annual Meeting. There were 16,701,843 shares of the Company's Common Stock outstanding at the close of business on that date, all of which will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Holders of Common Stock are entitled to one vote per share standing in their names on the record date on all matters to properly come before the Annual Meeting. If a shareholder abstains from voting on any matter, or if shares are held by a broker who has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be counted as votes cast with respect to any matter to come before the Annual Meeting and will not affect the outcome of any matter.

The Company is not aware of any matters to be presented at the Annual Meeting other than the election of the nine nominees described in this proxy statement. Election of any nominee for director will require the affirmative vote of a majority of those shares voting at the Annual Meeting in person or by proxy. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxies will use their personal judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxies can vote your common shares on the new meeting date as well, unless you have revoked your proxy instructions.

If you hold shares through a broker, follow the voting instructions provided by your broker. If you want to vote in person, a legal proxy must be obtained from your broker and brought to the Annual Meeting. If you do not submit voting instructions to your broker, generally your broker is permitted to vote your shares in its discretion.

Holders of Common Stock through the Company's Employee Savings and Stock Ownership Plan ("the Plan") can direct the Trustee of the Plan how to vote the number of shares held in the Plan for the benefit of the Holder as of the record date for any matter put to the vote of the Shareholders. If a Plan participant does not provide directions to the Trustee on how to vote, then the Trustee shall vote those shares in the same proportion as it votes the shares for which it received proper direction to vote.

A form of proxy is enclosed for use at the Annual Meeting. Before the Annual Meeting, you can appoint a proxy to vote your shares of Common Stock by completing and signing the enclosed proxy card and mailing it in time to be received before the Annual Meeting, or by using the internet (http://www.illinoisstocktransfer.com). The electronic proxy appointment procedures are designed to confirm your identity and to allow you to give your proxy voting instructions. If you wish to vote via the internet, please follow the instructions on the enclosed proxy card.

If the accompanying proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the instructions indicated thereon. If the manner of voting such shares is not indicated on the proxy, the shares will be voted FOR the election of the nominees for directors named herein.

If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time prior to the Annual Meeting. A person may revoke a proxy electronically by entering a new vote via the internet or the enclosed proxy may be revoked by filing with the Secretary of the Company at the Company's principal office at 1601 22nd Street, West Des Moines, Iowa 50266, Attn:
Secretary, either a written revocation of the proxy or a duly executed proxy bearing a later date. A Shareholder may also withdraw a proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting without voting in person will not serve as the revocation of a proxy.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, e-mail, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the Annual Meeting if any Shareholder who does not expect to attend the Annual Meeting in person will return a signed proxy promptly, or vote via the internet.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS

The following table sets forth the shares of Common Stock beneficially owned as of February 16, 2006, by each director, each executive officer listed in the Summary Compensation Table, and by all directors and executive officers of the Company (including the named executive officers) as a group.

                                  Shares Beneficially   Percent of Total
Name                                   Owned (1) (2)   Shares Outstanding
--------------------------        ------------------   --------------------
Frank W. Berlin                          44,625              *
Steven G. Chapman                        15,750              *
Michael A. Coppola                       24,846              *
Orville E. Crowley (3)                  126,913              *
George D. Milligan                            -              *
Robert G. Pulver (4)                     69,379              *
Thomas E. Stanberry (5)                  12,182              *
Jack G. Wahlig                                -              *
Connie Wimer                             29,190              *
Joyce A. Chapman                         63,811              *
Scott D. Eltjes                           2,746              *
Douglas R. Gulling                        4,171              *
Sharen K. Surber                         30,437              *
Brad L. Winterbottom                      8,181              *
Executive officers and directors
 as a group (15 persons)                433,252           2.59%

* Indicates less than 1% ownership of outstanding shares.

(1) Shares "beneficially owned" include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home address as such individual, as well as other shares with respect to which the named individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the shares.

(2) Except as otherwise indicated in the following notes, each named individual owns his or her shares directly, or indirectly through a self-directed IRA or the Company's profit sharing plan, and has sole investment and voting power with respect to such shares.

(3) Mr. Crowley disclaims any beneficial ownership of 283,500 shares held in his spouse's name.

(4) Mr. Pulver disclaims any beneficial ownership of 6,300 shares held in his spouse's name.

(5) Mr. Stanberry disclaims any beneficial ownership of 472 shares held in his spouse's name.

OTHER BENEFICIAL OWNERS

The following table sets forth certain information on each person who is known to the Company to be the beneficial owner as of February 16, 2006, of more than five percent of the Common Stock.

                                        Shares Beneficially    Percent of Total
Name and Address                              Owned           Shares Outstanding
----------------                         -------------------  ------------------
Columbia Wanger Asset Management, L.P.        928,600                 5.56%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

The Jay Newlin Trust                          992,336                 5.94%
6165 NW 86th St., #114
Johnston, IA 50131

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10 percent of the Company's Common Stock file initial reports of ownership and reports of changes of ownership with the SEC and NASDAQ. Reporting persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company has not received any Section 16(a) form indicating that any one person owns more than 10 percent of the Company's stock. The Company does not know of any one Shareholder who owns more than 10 percent of the Company's stock. Based solely on its review of the copies of Section 16(a) forms received from its directors and executive officers or written representations that no other reports were required, the Company believes that all Section 16(a) reports applicable to its directors and officers during 2005 were filed.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Board currently consists of nine members. The term for the persons elected as directors is until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death, or incapacity.

The By-laws of the Company provide that the number of directors of the Company shall not be less than five and not greater than 15. The Board has set the number of directors for 2006 at nine. The Board has decided that nine directors are sufficient to conduct the business of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

The Board recommends a vote FOR the nominees listed in the table on the next page.

Proxies in the accompanying form will be voted FOR the election of these individuals, unless contrary instructions are given thereon. If any nominee or nominees shall become unavailable for election, it is intended that the proxies will be voted for the election of the substitute nominees as the Board may propose. Any Shareholder has the option to withhold authority to vote for all nominees for directors, or to withhold authority to vote for individual nominees for directors. The effect on the election of directors of casting votes against nominees or of withholding authority to vote for nominees is that the Shareholder is considered present at the Annual Meeting and considered for meeting quorum requirements, but the vote is not a vote in favor of the nominee for purposes of determining whether the nominee has received the favorable vote of a majority of shares present at the Annual Meeting needed for the election.

Information concerning the nominees for election, including their age, year first elected a director, and business experience of each during the previous five years as of February 16, 2006, is set forth in the following table. Each of the nominees is currently serving as a director of the Company and all nominees, except Mr. Crowley, also serve as a director of West Bank (the "Bank"). Of the nominees, only Mr. Stanberry is currently serving as a director of WB Capital Management Inc. and Investors Management Group, Ltd., subsidiaries of the Company.

                                    NOMINEES

                      Has Served
Name                 as a Director  Position with Company and its
 (Age)                  Since       Subsidiaries and/or Principal Occupation
-------------------  -------------  --------------------------------------------

Frank W. Berlin         1995        President, Frank W. Berlin & Associates,
   (Age 60)                         West Des Moines, Iowa

Steven G. Chapman       1994        Chairman, President and Chief Executive
   (Age 54)                         Officer, ITAGroup, Inc., West Des Moines,
                                    Iowa

Michael A. Coppola      1996        President, Coppola Enterprises, Inc.,
   (Age 49)                         Des Moines, Iowa

Orville E. Crowley      1984        President and Chief Operating Officer,
   (Age 79)                         Linden Lane Farms Company, Cumming, Iowa

George D. Milligan      2005        President, The Graham Group, Inc., Des
   (Age 49)                         Moines, Iowa

Robert G. Pulver        1984        President and CEO,
   (Age 58)                         All State Industries, Inc., West Des Moines,
                                    Iowa

Thomas E. Stanberry     2003        Chairman, President and Chief Executive
   (Age 51)                         Officer of the Company
                                    Chairman and Chief Executive Officer of West
                                    Bank
                                    Chairman of WB Capital Management Inc.
                                    Chairman of Investors Management Group, Ltd.

Jack G. Wahlig          2001        President, Integrus Financial, L.C.,
   (Age 73)                         West Des Moines, Iowa

Connie Wimer            1985        Owner/Publisher, Business Publications
   (Age 73)                         Corporation, Des Moines, Iowa

In addition to the positions listed above, the nominees were employed in the following capacities during the past five years. Prior to 2003, Mr. Stanberry served in a variety of capacities with U.S. Bancorp Piper Jaffray, most recently as Managing Director. Ms. Wimer served as President of Iowa Title Company until her retirement in November 2001.

With the exception of George D. Milligan, who is a director of United Fire & Casualty Company, none of the other above nominees hold a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act or registered as an investment company under the Investment Company Act of 1940.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During 2005, and until the Annual Meeting on April 20, 2006, the Board was and will be comprised of nine (9) members. Pursuant to NASD Rule 4200(a)(15), the Board has made an affirmative determination that the following members of the Board and the nominees are "independent" within the meaning of such rule: Frank
W. Berlin, Steven G. Chapman, Michael A. Coppola, Orville E. Crowley, George D. Milligan, Robert G. Pulver, Jack G. Wahlig and Connie Wimer. The Board does not consider the relationship between the Company and Michael A. Coppola (as further described hereinafter under the heading "Loans to Directors and Officers and Other Transactions with Directors and Officers") to be material to either party, and therefore considers Mr. Coppola to be an independent director of the Company. As such, a majority of the members of the Board and all of the members of the Audit Committee are "independent" as so defined. Subsequent to the Annual Meeting, the Board will be comprised of nine (9) members, the majority of which shall be "independent." West Bank, WB Capital Management Inc. and Investors Management Group, Ltd. are "controlled companies" within the meaning of NASD Rule 4350(c)(5) and are therefore exempt from the requirements of NASD Rule 4350(c). The Board holds regular quarterly meetings and held four such meetings during 2005. The Board also held four special meetings during 2005. The Board requires that each member attend at least 75% of the scheduled meetings and, during 2005, each of the Directors attended at least 75% of all meetings of the Board and meetings of committees to which such Director was appointed, except George D. Milligan. Mr. Milligan was absent from one regular meeting and one special meeting of the Board. All of the members of the Board attended last year's Annual Shareholders' Meeting.

The Board has established the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee as standing committees. Each of the committees is governed by a written charter that is available for review in the investor relations section of the Company's website www.westbankiowa.com. The membership and primary responsibilities of the committees are described below.

AUDIT COMMITTEE. The current members of the Audit Committee are Jack G. Wahlig, as Chair, Michael A. Coppola and Connie Wimer, all of whom are independent directors under criteria established by the SEC and NASDAQ. Based on the attributes, education and experience requirements set forth in Section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations; the Board has identified Jack G. Wahlig as the "Audit Committee Financial Expert", and has determined him to be "independent." The Audit Committee recommends independent auditors to the Board, reviews with the independent auditors the plan, scope and results of the auditors' services, approves their fees and reviews the Company's financial reporting and internal control functions. The Audit Committee also performs the duties set forth in its written charter, which has been adopted by the Board. The Audit Committee is also prepared to meet privately at any time at the request of the independent registered public accountants or members of management to review any special situation arising on any of the above subjects. The Audit Committee regularly reviews its written charter and recommends to the Board changes to the charter, when it deems necessary. Reference is also made to the "Report of the Audit Committee" contained herein. The Audit Committee met four times during 2005. None of the Audit Committee members serve on any other audit committee of a listed company.

COMPENSATION COMMITTEE. The current members of the Compensation Committee are Robert G. Pulver, as Chair, Frank W. Berlin, Michael A. Coppola and Orville E. Crowley, all of whom are independent directors under criteria established by the SEC and NASDAQ. The Compensation Committee reviews the Company's compensation and benefit policies, including the individual salaries of the executive officers, makes recommendations to the Board as to the salary of the Chief Executive Officer, makes recommendations to the Board as to incentive compensation plans and employment agreements between the Company, the Chief Executive Officer and other executive officers of the Company or any of its subsidiaries and makes recommendations to the Board with respect to compensation of directors. The Compensation Committee also has responsibility for administration of the Company's Restricted Stock Compensation Plan. It also performs the duties set forth in its written charter, which has been adopted by the Board. Reference is also made to the "Report of the Compensation Committee" contained herein. The Compensation Committee met one time during 2005.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The current members of the Nominating and Corporate Governance Committee are Steven G. Chapman, as Chair, Frank W. Berlin, George D. Milligan and Robert G. Pulver, all of whom are independent directors under criteria established by the SEC and NASDAQ. During 2005, the Nominating and Corporate Governance Committee met one time. This Committee makes recommendations to the Board regarding the composition and structure of the Board and nominations for elections of Directors and develops policies and processes regarding principles of corporate governance in order to ensure the Board's compliance with its fiduciary duties to the Company and its Shareholders, including establishment and periodic review of a code of ethics and conduct for all directors, officers, and employees of the Company and its subsidiaries. This Committee recommended the director-nominees proposed in this proxy statement for election by the Shareholders. The Committee reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies if any were to occur during the year. The Nominating and Corporate Governance Committee also performs the duties set forth in its written charter, which has been adopted by the Board. This Committee will consider, as part of its nomination process, any director candidate recommended by a Shareholder who follows the procedures shown under the heading "2007 Shareholder Proposals". The Nominating and Corporate Governance Committee (the "Committee") follows the processes below when identifying and evaluating nominees to the Board:

      Procedures for identifying candidates:

      a)    Review current directors of the Company.

      b)    Review current directors of the Company's banking subsidiary, West
            Bank.

      c)    Solicit input from existing directors and executive officers.

      d)    Review submissions from Shareholders, if any.

      The following criteria will be considered when evaluating nominee candidates:

      a)    Composition

            The   Board should be composed of:

            1. Directors chosen with a view to bringing to the Board a variety of experiences and backgrounds.

            2. Directors who have high level managerial experience or are accustomed to dealing with complex problems.

            3. Directors who will represent the balanced, best interests of the Shareholders as a whole rather than special interest groups or constituencies, while also taking into consideration the overall composition and needs of the Board.

            A majority of the Board's directors shall be independent directors under the criteria for independence required by the SEC and NASDAQ.

      b)    Selection Criteria

            In considering possible candidates for election as an independent outside director, the Committee and other directors should be guided by the foregoing general guidelines and by the following criteria:

            1. Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and a reputation for working constructively with others.

            2. Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

            3. Each director should be free of any conflict of interest that would interfere with the proper performance of the responsibilities of a director.

            4. The Chief Executive is expected to be a director. Other members of senior management may be considered, but Board membership is not necessary or a prerequisite to a higher management position.

During 2005, directors of the Company received an annual retainer of $2,400 plus $400 per meeting (board and committee) with the exception of the Audit Committee, which received $500 per meeting. If the Audit Committee meeting is on the same day as a regular board meeting, the fee paid directors attending the Audit Committee and attending the board meeting would be a total of $500. Directors of the Company who also served as directors of the Bank received fees during 2005 of $350 for each Bank board meeting attended (ten meetings held) plus an annual retainer of $2,400 per year, $400 for loan committee meetings attended and $300 for other committee meetings attended. Directors who are also officers of the Company do not receive director's fees.

Directors of the Company are eligible to receive grants of restricted stock under the Restricted Stock Compensation Plan. No awards of such restricted stock were made during 2005.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation earned or paid to the six most highly compensated executive officers for services rendered in the fiscal years ended December 31, 2005, 2004, and 2003. All compensation was paid by the Bank for services rendered as executive officers, except Scott D. Eltjes, who was paid by WB Capital Management Inc. No compensation was paid by the Company to any of the named executive officers. Bonus amounts are shown in the year accrued.

                           SUMMARY COMPENSATION TABLE

Name
and Current                                                      Base                   All Other
Positions                                               Year    Salary    Bonus(1)   Compensation (2)
-----------------------------------------------------------------------------------------------------
Thomas E. Stanberry, Chairman, President and            2005   $200,000   $304,000      $ 20,738
 Chief Executive Officer of the Company                 2004    200,000    224,346        15,690
Chairman and Chief Executive Officer of the Bank        2003    166,667    136,666        85,336
Chairman of WB Capital Management Inc.
Chairman of Investors Management Group, Ltd.

Brad L. Winterbottom, Vice President of the Company     2005   $180,000   $ 39,600      $ 18,477
Director and President of the Bank                      2004    173,000     38,060        17,737
Director of WB Capital Management Inc.                  2003    168,000     34,610        17,019
Director of Investors Management Group, Ltd.

Douglas R. Gulling, Executive Vice President and        2005   $161,000   $ 35,420      $ 16,742
 Chief Financial Officer of  the Company                2004    155,000     39,450        16,085
Director and Chief Financial Officer of  the Bank       2003    125,000     27,500        12,708
Director and Treasurer of WB  Capital Management Inc.
Director and Treasurer of Investors Management
 Group, Ltd.

Scott D. Eltjes, Director and Head of WB Capital        2005   $150,000   $      0      $  4,710
 Management Inc.                                        2004    150,000          0        15,690
Director of Investors Management Group, Ltd.            2003     38,077          0         3,808

Joyce A. Chapman, Vice President of the Company         2005   $111,000   $ 24,420      $ 12,282
Executive Vice President and Director of the Bank       2004    107,000     23,540        11,775
Director of WB Capital Management Inc.                  2003    102,000     21,340        10,476
Director of Investors Management Group, Ltd.

Sharen K. Surber, Executive Vice President              2005   $111,000   $ 24,420      $ 12,282
 of the Bank                                            2004    107,000     23,540        11,775
                                                        2003    104,000     21,780        10,687

(1) Includes a holiday bonus equal to two percent of annual salary, which is paid to all officers and employees of the Bank.

(2) Consists entirely of contributions made by the Company on behalf of the named executive officer to the Company's Employee Savings and Stock Ownership Plan except for the following amounts for 2005, 2004, and 2003, respectively, which represent premiums on group term life insurance coverage: Stanberry - $690, $690, and $61; Winterbottom - $446, $437, and $212; Gulling - $600, $585, and $207; Eltjes - $210, $189, and $18;
      Chapman - $1,105 , $1,075, and $268; and Surber $1,105, $1,075, and $279;
      and relocation expense reimbursement of $85,285 in 2003 for Stanberry.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviews the Company's compensation and benefit policies, including the salaries of the executive officers, and submits recommendations to the Board.

Executive Officer Compensation. The Compensation Committee has established a compensation program consisting of an annual base salary and the opportunity to earn incentive compensation. The base salaries are intended to be competitive and consistent with amounts paid to executives performing similar functions in comparable companies. The incentive compensation is contingent upon the attainment of targeted net income of the Company and personal performance objectives established early in the year.

Chief Executive Officer Compensation. The 2005 compensation arrangement for Mr. Stanberry consisted of a base salary of $200,000 plus a bonus. A $300,000 bonus was accrued in 2005 and paid in 2006. The bonus was determined based upon the attainment of certain financial performance goals as determined by the Compensation Committee. The financial performance goals included return on average assets and return on average equity as a multiple of the Company's peer group and the attainment of budgeted net income. In 2006, Mr. Stanberry's financial performance goals will be similar to those in 2005.

The Compensation Committee believes the Chief Executive Officer and other executive officers of the Company and the Bank receive appropriate compensation for their responsibilities and the resulting financial performance of the Company, based upon the review of published comparative data.

The undersigned members of the Compensation Committee have submitted this report.

                             Robert G. Pulver, Chair
                             Frank W. Berlin
                             Michael A. Coppola
                             Orville E. Crowley

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. No members of the Committee have ever been officers or employees of the Company or any of its subsidiaries, or have ever had any relationship otherwise requiring disclosure hereunder.

EMPLOYMENT CONTRACTS.

The executive officers named in the Summary Compensation Table, with the exception of Messrs. Stanberry and Eltjes, have entered into employment contracts with the Bank. The provisions are similar for each executive, except for salary which is shown in the table above, and call for compensation in the event of a change in control of up to two year's salary, compensation in certain cases of termination by the Company and by the executive, and an agreement by the executive not to compete against the Company during the term of the executive's employment and for a period of one year after termination of the agreement, in the event of voluntary termination by the employee. The terms of the individual contracts are automatically renewable for one year unless modification not to renew is given by either party prior to September 30th of each year.

EMPLOYMENT AGREEMENTS.

Effective March 1, 2003, Mr. Stanberry entered into an employment agreement with the Company whereby, in exchange for his service, he receives a base salary of $200,000 per year subject to an annual review by the Board. In addition, Mr. Stanberry is eligible to receive an annual incentive payment, with the amount and criteria to be determined at the discretion of the Board. He is also eligible to participate in the Company's employee benefit plans and receives reimbursement for club memberships. The annual incentive payment for 2005 was $300,000. The agreement is for a three-year period and is renewable on an annual basis for a three-year period. The agreement calls for compensation in the event of a change in control equal to three times the base salary plus the most recent annual incentive payment, compensation in certain cases of termination by the Company or by Mr. Stanberry, and an agreement by Mr. Stanberry not to compete against the Company during the term of his employment and for a period of one year after termination of the agreement, in the event of voluntary termination by the employee.

Mr. Eltjes has entered into an employment agreement with WB Capital Management Inc. that runs through September 30, 2008. Subsequent to September 30, 2008, the agreement will automatically renew for additional terms of one year. The agreement includes a covenant not to compete. In the event of termination due to a change in control of the Company, the agreement requires payment of Mr. Eltjes' salary for the remaining term of the agreement.

EMPLOYEE BENEFIT PLANS

The Company sponsors an employee savings and stock ownership plan with a 401(k) feature covering substantially all of its employees. The plan was originally established as a profit sharing plan for the Bank effective January 1, 1965. It was amended to add 401(k) provisions as of April 15, 2000, and was restated during 2004 to include a stock ownership plan. The plan allows for employee contributions that are employer matched up to certain levels. The plan provides for profit sharing contributions as the Board determines annually.

In 2005, the Shareholders approved the West Bancorporation, Inc. Restricted Stock Compensation Plan. The purpose of the Plan is to attract and retain able individuals by rewarding directors and employees of the Company and its subsidiaries and to align the interests of directors and employees with those of the Shareholders. The Plan provides for restricted stock awards to be made under the Plan until March 1, 2015, up to a maximum of 300,000 shares. As of December 31, 2005, no awards had been granted.

LOANS TO DIRECTORS AND OFFICERS AND OTHER TRANSACTIONS WITH DIRECTORS AND
OFFICERS

Certain directors and executive officers of the Company, their associates, or members of their families were customers of and have had transactions with the Bank from time to time in the ordinary course of business, and additional transactions are expected to occur in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Company, such loan transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

The Bank leases two branch facilities from a company that is 33 1/3% owned by Mr. Coppola. Mr. Coppola also serves as the president of the lessor. Annual lease payments on those two branch facilities totaled approximately $167,000 in 2005. One lease, which was modified in 2005, expires in 2030, and the other expires in 2018. The latter lease contains options to renew for up to 25 additional years. Terms of the original leases were consummated prior to Mr. Coppola being named a director in 1996.

The Audit Committee has conducted an appropriate review of these transactions for conflict of interest situations and has approved or ratified same.

                          STOCK PRICE PERFORMANCE GRAPH

The following performance graph provides information regarding cumulative, five-year return on an indexed basis of the Common Stock as compared with the NASDAQ - Total US Index and the SNL Midwest Bank Index prepared by SNL Financial L.C. of Charlottesville, Virginia. The latter index reflects the performance of bank holding companies operating principally in the Midwest as selected by SNL Financial. The indices assume the investment of $100 on December 31, 2000, in the Common Stock, the NASDAQ - Total US Index, and the SNL Midwest Bank Index, with all dividends reinvested. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

                           WEST BANCORPORATION, INC.

                        [TOTAL RETURN PERFORMANCE GRAPH]

                                                        Period Ending
                           ---------------------------------------------------------------------------------
Index                      12/31/00       12/31/01      12/31/02    12/31/03        12/31/04        12/31/05
------------------------------------------------------------------------------------------------------------
West Bancorporation, Inc.    100.00         112.15        150.68      178.04          197.93          217.74
NASDAQ - Total US            100.00          79.18         54.44       82.09           89.59           91.54
SNL Midwest Bank Index       100.00         102.20         98.59      126.20          142.40          137.21

*Source: SNL Financial LC, Charlottesville, VA. Used with permission. All rights reserved.

                         REPORT OF THE AUDIT COMMITTEE

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee hereby reports as follows:

      1. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005, (the "Audited Financial Statements"), with the Company's management.

      2. The Audit Committee has discussed with McGladrey & Pullen, LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 and No. 90 (Communication with Audit Committees), as in effect on the date of this proxy statement.

      3. The Audit Committee has received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as in effect on the date of this proxy statement, and has discussed with McGladrey & Pullen, LLP its independence.

      4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board approved, that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

      5.    The Board has approved the Audit Committee Charter.

      6. The Audit Committee has approved or ratified all related party transactions between directors and the Company.

The undersigned members of the Audit Committee have submitted this report.

                               Jack G. Wahlig, Chair
                               Michael A. Coppola
                               Connie Wimer

           REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee ("the Committee") evaluated the qualifications and performance of each of the members of the Board of Directors. In its evaluation, the Committee compared each of the current Board members to the qualifications and characteristics of a director set forth in the Committee's charter. The Committee then contacted each director to determine his or her willingness to stand for re-election and determined that each was willing to continue service. The Committee also determined that the current size of the Board should be maintained. Based on the foregoing, the Committee concluded that each of the current Board members should be nominated for re-election at the Annual Meeting.

The Committee reviewed the adequacy of its Charter and the Charters of the Audit and Compensation Committees. The Committee did not recommend any modifications to the Charters. The Committee also reviewed the Company's Code of Conduct and recommended a change which will be considered by the boards of the Company and its affiliates at their next regularly scheduled meetings. The Committee performed all the other duties stated in its Charter.

The undersigned members of the Nominating and Corporate Governance Committee have submitted this report.

                               Steven G. Chapman, Chair
                               Frank W. Berlin
                               George D. Milligan
                               Robert G. Pulver

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, at the recommendation of the Audit Committee, has approved McGladrey & Pullen, LLP, an independent registered public accounting firm, as the principal accountant for the Company. McGladrey & Pullen, LLP, will conduct the audit examination of the Company and its subsidiaries for 2006. McGladrey & Pullen, LLP was also the principal accountant and performed the audit in 2005.

A representative from McGladrey & Pullen, LLP will be present at the Annual Meeting. He will have the opportunity to make a statement and will be available to respond to appropriate questions from Shareholders.

AUDIT FEES

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2005, and 2004, and fees billed for other services rendered by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc.:

                                            ----------------------------------------
                                              2005                           2004
                                            ----------------------------------------
     Audit fees (1)                         $ 129,000                      $ 151,915
     Audit-related fees (2)                    30,102                         19,564
     Tax fees (3)                              12,540                         10,730
     All other fees                                 -                              -
                                            ----------------------------------------
     Total                                  $ 171,642                      $ 182,209
                                            ========================================

      (1) Audit fees represent fees for professional services provided for the audit of the Company's annual financial statements, review of the Company's quarterly financial statements in connection with the filing of current and periodic reports, and reporting on internal controls in accordance with Section 404 of Sarbanes Oxley.

      (2) Audit-related fees represent an audit of the Company's profit sharing plan in 2005 and 2004 and agreed upon procedures for student lending.

      (3) Tax fees represent fees for professional services related to tax compliance, which included preparation of tax returns and tax advice regarding acquisitions.

Independence: The Audit Committee considered whether the non-audit services provided by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc. to the Company are compatible with maintaining the independence of McGladrey & Pullen, LLP and concluded that the independence of McGladrey & Pullen, LLP is not compromised by the provision of such services.

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent registered public accounting firm prior to engagement.

                           SHAREHOLDER COMMUNICATIONS

The Company provides a process for Shareholders to send communications to the Board. Shareholders may send communications to the Board by contacting Mr. Douglas Gulling, the Company's Chief Financial Officer, in one of the following ways:

            - in writing, mailed or delivered to 1601 22nd Street, Suite 209, West Des Moines, IA 50266, or

            -     by e-mail to dgulling@westbankiowa.com.

The Chief Financial Officer will submit each communication received to the Board at the next regular meeting.

                           2007 SHAREHOLDER PROPOSALS

In order for any proposals of Shareholders to be presented as an item of business at the Annual Meeting of Shareholders of the Company to be held in 2007, the proposal must be received at the Company's principal executive offices no later than November 9, 2006, and must be limited to 500 words. To be included in the Company's proxy statement, the Shareholder must be a holder of record or beneficial owner of at least $2,000 in market value of the Company's shares entitled to be voted on the proposal and have held the shares for at least one year and shall continue to hold the shares through the date of the meeting. Either the Shareholder, or the Shareholder's representative who is qualified under state law to present the proposal on his or her behalf, must attend the meeting to present the proposal. Shareholders may not submit more than one proposal. A Shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 shall be considered untimely unless received no later than January 24, 2007.

Shareholders wishing to recommend names of individuals for possible nomination to the Board may do so according to the following procedures established by the
Board:

      1. Contact the Secretary of the Company to obtain the Board Membership Criteria established by the Board.

      2. Make typewritten submission to the Secretary of the Company naming the proposed candidate and specifically noting how the candidate meets the criteria set forth by the Board.

      3. Submit the recommendation to the Company by 120 days prior to the expected mailing date of the proxy.

      4. Prove the person making the recommendation is a Shareholder who owns shares with a market value of at least $2,000 and who has held those shares for at least one year at the time the submission is made.

      5. If the person being recommended is aware of the submission, he or she must sign a statement so indicating.

      6. If the person being recommended is not aware of the submission, the submitter must explain why.

The written submission must be mailed to:

            Corporate Secretary
            West Bancorporation, Inc.
            1601 22nd Street, Suite 209
            West Des Moines, Iowa 50266

                                 GENERAL MATTERS

The Company will provide, when available, a copy of its annual report on Form 10-K as filed with the SEC, without charge to each Shareholder solicited, upon the written or oral request of any such Shareholder. Such request should be directed to the Chief Financial Officer, West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266 or by calling 515-222-2300. The Company's Form 10-K will also be available on the SEC's internet website at http://www.sec.gov/edgar/searchedgar/webusers.htm and through a link in the investor relations section of the Company's website at www.westbankiowa.com.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting, but should other matters properly come before the Annual Meeting, the proxies will vote on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors

                                       /s/ Alice A. Jensen
                                       --------------------------------------
                                       Alice A. Jensen, Secretary

March 10, 2006

                            WEST BANCORPORATION, INC.

                         APPENDIX TO THE PROXY STATEMENT

                                FISCAL YEAR 2005

                                TABLE OF CONTENTS

                                                                                          PAGE
General Information......................................................................   2

Selected Financial Data..................................................................   3

Management's Discussion and Analysis.....................................................   4

Reports of Independent Registered Public Accounting Firm.................................  26

Management's Report on Internal Control over Financial Reporting.........................  29

Consolidated Balance Sheets..............................................................  30

Consolidated Statements of Income........................................................  31

Consolidated Statements of Stockholders' Equity..........................................  32

Consolidated Statements of Cash Flows....................................................  33

Notes to Consolidated Financial Statements...............................................  35

Stock Information........................................................................  64

                            WEST BANCORPORATION, INC.

                               GENERAL INFORMATION

West Bancorporation, Inc. (the "Company") is an Iowa corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was organized and incorporated in 1984 to serve as a holding company for its principal banking subsidiary, West Bank.

West Bank's operations are conducted primarily within the Des Moines and Iowa City, Iowa metropolitan areas. The principal sources of revenue are from interest and fees earned on loans, service charges on deposit accounts and interest on fixed income securities.

On October 1, 2003, the Company, through a new wholly-owned subsidiary, WB Capital Management Inc., purchased the assets of VMF Capital, L.L.C., a registered investment advisor. The company is doing business as VMF Capital, with offices in Cedar Rapids and West Des Moines, Iowa and provides portfolio management services to individuals, retirement plans, corporations, foundations and endowments.

On December 30, 2005, the Company purchased Investors Management Group, Ltd. ("IMG") from AMCORE Financial, Inc. IMG is an asset management company located in West Des Moines, Iowa and provides portfolio management services to insurance companies, banks, political subdivisions, associations, other organizations and individuals.

West Bancorporation Capital Trust I (the "Trust") was formed in 2003 for the purpose of issuing trust preferred securities. The Trust is recorded on the books of the Company using the equity method of accounting.

The Company's stock trades on the NASDAQ National Market under the symbol WTBA.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA

                                                                                  Years Ended December 31
                                                       ----------------------------------------------------------------------------
(dollars in thousands, except per share amounts)           2005            2004            2003            2002            2001
-----------------------------------------------------------------------------------------------------------------------------------
Operating Results
Interest income                                        $     63,475    $     49,599    $     43,461    $     44,640    $     54,614
Interest expense                                             25,102          13,952          11,139          13,650          24,952
                                                       ----------------------------------------------------------------------------
  Net interest income                                        38,373          35,647          32,322          30,990          29,662
Provision for loan losses                                     1,775           1,200             850             910           1,063
                                                       ----------------------------------------------------------------------------
  Net interest income after provision for loan losses        36,598          34,447          31,472          30,080          28,599
                                                       ----------------------------------------------------------------------------
Noninterest income                                           11,517          10,706           9,305           6,614           6,314
Noninterest expense                                          18,645          16,968          14,694          11,220          10,480
                                                       ----------------------------------------------------------------------------
  Income before income taxes                                 29,470          28,185          26,083          25,474          24,433
Income taxes                                                  9,395           9,571           8,800           9,098           8,697
                                                       ----------------------------------------------------------------------------
  Net income                                           $     20,075    $     18,614    $     17,283    $     16,376    $     15,736
                                                       ============================================================================

Dividends and Per Share Data (1)
Cash dividends                                         $     10,689    $     10,484    $     10,279    $      9,957    $      9,636
Cash dividends per share                                      0.640           0.625           0.610           0.590           0.571
Basic earnings per share                                       1.20            1.11            1.02            0.97            0.93

Average common shares outstanding                        16,701,843      16,761,278      16,863,285      16,863,285      16,863,285

Year End Balances
Total assets                                           $  1,244,380    $  1,148,435    $  1,000,612    $    886,116    $    815,970
Investment securities                                       274,718         347,052         274,913         212,292         189,473
Loans                                                       867,504         725,845         599,355         488,453         493,399
Allowance for loan losses                                    (7,615)         (6,527)         (5,975)         (4,494)         (4,240)
Deposits                                                    944,893         865,932         705,074         613,099         571,730
Long-term borrowings                                         99,188         101,893         106,024          51,600          48,000
Stockholders' equity                                        104,520          97,620          92,896          85,824          79,012

Equity to assets ratio                                         8.40%           8.50%           9.28%           9.69%           9.68%

                                                                              Years Ended December 31
                                                   ----------------------------------------------------------------------
(dollars in thousands)                                  2005           2004           2003         2002          2001
-------------------------------------------------------------------------------------------------------------------------
Net income                                         $      20,075  $      18,614  $      17,283  $    16,376  $     15,736
Average assets                                         1,192,208      1,066,511        932,907      837,938       837,798
Average stockholders' equity                             100,392         94,209         88,742       81,904        74,977

Return on assets (net income divided by average
  assets)                                                   1.68%          1.75%          1.85%        1.95%         1.88%
Return on equity (net income divided by average
  equity)                                                  20.00%         19.76%         19.48%       19.99%        20.99%
Efficiency ratio (noninterest expense divided by
  noninterest income plus taxable equivalent net
  interest income)                                         36.22%         35.78%         34.78%       29.19%        28.23%
Dividend payout ratio (dividends paid divided
  by net income)                                           53.25%         56.32%         59.26%       60.78%        61.22%
Equity to assets ratio (average equity divided by
  average assets)                                           8.42%          8.83%          9.51%        9.77%         8.95%

(1) In July 2004, the Company's Board of Directors authorized a 5 percent common stock dividend. Per share numbers in this report have been adjusted for that stock dividend.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

The following discussion is provided for the consolidated operations of the Company, which includes its wholly-owned banking subsidiary, West Bank (the "Bank"), and its wholly-owned investment advisory subsidiaries, WB Capital Management Inc. d/b/a VMF Capital ("VMF Capital") and Investors Management Group, Ltd. ("IMG"). The purpose of this discussion is to focus on significant factors affecting the Company's financial condition and results of operations. IMG was acquired on December 30, 2005 and the balance sheet is included in the consolidated balance sheet. This subsidiary had no effect on the results of operations for 2005 and is expected to be neutral to earnings in 2006 and accretive thereafter.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

The information contained in this report may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk, competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customers' acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CRITICAL ACCOUNTING POLICIES

The "Management's Discussion and Analysis of Financial Condition and Results of Operations," and disclosures included within this report, are based on the Company's audited consolidated financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial information contained in these statements is, for the most part, based on approximate measures of the financial effects of transactions and events that have already occurred. However, the preparation of these statements requires management to make certain estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.

The Company's significant accounting policies are described in the "Notes to Consolidated Financial Statements". Based on its consideration of accounting policies that involve the most complex and subjective estimates and judgments, management has identified its most critical accounting policy to be that related to the allowance for loan losses.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The Company has policies and procedures for evaluating the overall credit quality of its loan portfolio including timely identification of potential problem loans. On a quarterly basis, management reviews the appropriate level for the allowance for loan losses incorporating a variety of risk considerations, both quantitative and qualitative. Quantitative factors include the Company's historical loss experience, delinquency and charge-off trends, collateral values, known information about individual loans and other factors. Qualitative factors include the general economic environment in the Company's market areas and the expected trend of those economic conditions. To the extent actual results differ from forecasts and management's judgment, the allowance for loan losses may be greater or less than future charge-offs.

RESULTS OF OPERATIONS - 2005 COMPARED TO 2004

OVERVIEW

For the year ended December 31, 2005, the Company recorded net income of $20,075,000, an increase of 7.8 percent from net income of $18,614,000 in 2004. Earnings per share were $1.20 in 2005 compared to $1.11 in 2004. The increase was primarily due to higher net interest income, which increased $2,726,000 due to significant loan growth. Average loans grew 22 percent over the prior year. The provision for loan losses was $575,000 higher than the prior year. Noninterest income increased by $811,000, while noninterest expenses were $1,677,000 higher in 2005.

The Company's return on average assets (ROA) was 1.68 percent in 2005, compared to 1.75 percent in 2004. The return on average equity (ROE) was 20.00 percent, compared to 19.76 percent for the prior year.

The flattening yield curve during 2005 caused the net interest margin to decline 9 basis points from a year ago. The decline is the result of the cost of short-term borrowings and jumbo certificates of deposit rising more than the yields on the loan and investment portfolios.

Year-to-date noninterest income was higher than last year due to investment advisory fees earned by VMF Capital, increased trust fees, higher loan-related fees (not subject to deferral and amortization), and increased gains on sale of investment securities.

Year-to-date noninterest expense was 9.9 percent higher than a year ago due to increases in compensation related expenses, occupancy costs, consulting fees and net other real estate owned expense.

The Company has consistently used the efficiency ratio to measure productivity. This ratio is computed by dividing noninterest expense by the sum of tax-equivalent net interest income plus noninterest income (excluding gains and losses from the sale of securities). For the year ended December 31, 2005, the Company's efficiency ratio was 36.22 percent, up from the prior year's ratio of
35.78 percent. This ratio for both years is significantly better than peer group averages, which are generally around 60 percent according to data in the September 2005 Bank Holding Company Performance Report, a report prepared by the Federal Reserve Board's Division of Banking Supervision and Regulation. The Company expects the efficiency ratio for 2006 to be in the range of 44 percent. The ratio is expected to increase in part due to the acquisition of IMG, which is a non-bank investment advisory firm.

Net Interest Income

Net interest income increased 7.6 percent to $38,373,000 for 2005 primarily due to the increase in loan volume, which more than offset the rising rates paid on deposits and borrowings. Average loans grew by 21.6 percent and the average balance of the investment portfolio was up 3.7 percent. The average yield on earning assets increased 77 basis points, while the average rate on interest-bearing liabilities increased 106 basis points. The net interest spread, which is the difference between the yield earned on assets and the rate paid on liabilities, declined to 3.07 percent from 3.36 percent a year earlier. Net interest margin, which is tax-equivalent net interest income as a percent of average earning assets, was 3.62 percent in 2005, down from 3.71 percent in 2004.

Loan Growth/Loan Quality

At December 31, 2005, total loans increased approximately $142 million to $868 million from $726 million a year earlier. Most of the growth came in commercial, construction and commercial real estate loans. Loan quality remained good with non-performing loans at December 31, 2005 totaling $4,912,000, or .57 percent of total loans. One loan accounted for $3,867,000 of this total. The loan is a commercial loan secured by commercial real estate used in the operation of the customer's business and farmland. Due to the time period that could be involved in resolving this loan and the fact it may be necessary for the collateral to be liquidated in order to satisfy the obligation, it was placed on non-accrual status. At December 31, 2004, non-performing loans totaled $860,000 or .12 percent of total loans. Non-performing loans include loans on non-accrual status, loans that have been renegotiated to below market interest rates or terms, and loans past due 90 days or more.

The allowance for loan losses, which totaled $7,615,000, represented 155 percent of non-accrual loans and loans past due more than 90 days at the end of 2005, compared to 759 percent for 2004. The provision for loan losses totaled $1,775,000 for 2005, up from $1,200,000 for 2004. The Company's net charge-offs as a percent of average loans were .09 percent for 2005, compared to .10 percent for 2004. The amount of loans charged off in 2005 totaled $823,000 compared to $815,000 in 2004. Recoveries in 2005 from loans previously charged-off were $136,000, down from $167,000 in the prior year.

The allowance for loan losses represents a reserve available to absorb probable loan losses within the loan portfolio as of December 31, 2005. The allowance is based on management's judgment after considering various factors such as the current and anticipated economic environment, historical loan loss experience, and evaluation of individual loans.

Management considered the allowance for loan losses at December 31, 2005 sufficient to absorb probable loan losses within the portfolio.

Noninterest Income

The following table shows the variance from the prior year in the noninterest income categories shown in the Consolidated Statements of Income. In addition, accounts within the Other Income category that represent significant variances are shown (in thousands).

                                                   Years ended December 31
                                            ------------------------------------
                                              2005     2004    Change   Change-%
                                            ------------------------------------
Noninterest income
  Service charges on deposit accounts       $ 4,660  $ 4,968  $  (308)     -6.20%
  Trust services                                820      632      188      29.75%
  Investment advisory fees                    3,349    2,683      666      24.82%
  Increase in cash value of bank-owned
       life insurance                           843      869      (26)     -2.99%
  Net realized gains on sale of securities      291      199       92      46.23%
  Other income:
     VISA/MasterCard income                     132      175      (43)    -24.57%
     Debit card usage fees                      194      156       38      24.36%
     ATM surcharge fees                          86       96      (10)    -10.42%
     Gain on sale of residential mortgages      119      152      (33)    -21.71%
     Gain on sale of commercial loans            51        -       51        N/A
     Other loan fees                            178        -      178        N/A
     All other income                           794      776       18       2.32%
                                            ------------------------------------
     Total other income                       1,554    1,355      199      14.69%
                                            ------------------------------------
     Total noninterest income               $11,517  $10,706  $   811       7.58%
                                            ====================================

Service charges on deposit accounts declined for two reasons. First, higher interest rates resulted in a higher earnings credit on commercial checking accounts, which resulted in lower service charges. Second, return check charges declined in 2005 due to fewer customers overdrawing their accounts. Income from trust services was up due to a higher amount of custodial assets and assets under management. Also, certain types of trusts, such as estates, can cause fluctuations in earned fees. Investment advisory fees are fees earned by VMF Capital. The increase in fees was due to sales efforts throughout the past year, which resulted in total average assets under management increasing from $715 million in 2004 to $800 million in 2005. In 2006, investment advisory fees will also include the revenue of IMG, which was purchased on December 30, 2005. The decline in VISA/MasterCard income was due to a decline in the number of merchant customers and lower sales activity at certain merchants. The increase in debit card usage fees was the result of higher volumes as customers continued to expand utilization of this convenient payment method. The decline in the ATM card usage fees was due to changes in behavior as non-customers seek to avoid surcharges when using an ATM. Gains from sale of residential mortgages originated for sale in the secondary market declined because of lower volume due to rising interest rates and increased pricing competition. The gains from the sale of commercial loans resulted from the sale of the United States Department of Agriculture (USDA) guaranteed portion of commercial loans in the first half of the year. Noninterest related loan fees included the recognition of a fee for a loan commitment that was terminated by a customer in the second quarter of 2005.

Noninterest Expense

Total noninterest expense increased 9.9 percent to $18,645,000 in 2005 from $16,968,000 in 2004.

The following table shows the variance from the prior year in the noninterest expense categories shown in the Consolidated Statements of Income. In addition, accounts within the Other Expense category that represent significant variances are shown (in thousands).

                                                       Years ended December 31
                                            ----------------------------------------------
                                              2005        2004        Change      Change-%
                                            ----------------------------------------------
Noninterest expense:
     Salaries and employee benefits         $ 10,308    $  9,680     $    628         6.49%
     Occupancy                                 2,497       2,057          440        21.39%
     Data processing                           1,428       1,361           67         4.92%
     Charitable contributions                    147         147            -         0.00%
     Other expenses:
         Professional fees                       531         567          (36)       -6.35%
         Insurance                               160         129           31        24.03%
         Marketing                               369         324           45        13.89%
         Postage and courier                     398         373           25         6.70%
         Consulting fees                         284          84          200       238.10%
         Other real estate owned expense           9        (175)         184       105.14%
         Miscellaneous operating losses          183         110           73        66.36%
         All other expenses                    2,331       2,311           20         0.87%
                                            ----------------------------------------------
         Total other expenses                  4,265       3,723          542        14.56%
                                            ----------------------------------------------
         Total noninterest expense          $ 18,645    $ 16,968     $  1,677         9.88%
                                            ==============================================

The increase in salaries and benefits was the result of staff additions, annual compensation adjustments and certain benefit costs, primarily medical insurance. As of the end of 2005, the Company had 158 full-time equivalent employees excluding IMG, compared to 145 full-time equivalent employees at December 31, 2004. As of the end of 2005, IMG had 25 full-time equivalent employees. Occupancy expenses were higher in 2005 due to one additional location (Coralville, Iowa) and increased depreciation expense related to remodeling projects and technology upgrades throughout the Company. Professional fees declined from the prior year due to lower legal fees. Insurance expense is higher because the Company's director's and officer's policy renewed in the third quarter of 2004 at premiums that were significantly higher. Marketing expense increased as a result of additional targeted marketing campaigns. The increase in consulting fees was due to a change in the contract with the Company's former chairman from that of an employment agreement to a consulting agreement and the hiring of an outside consultant to help with the implementation of software programs to assist with asset-liability management and profitability measurement. The net expense for other real estate owned increased as 2004 included gains from the sale of several other real estate properties.

Income Taxes

The Company records a provision for income taxes currently payable, along with a provision for those taxes payable in the future. Such deferred taxes arise from differences in the timing of certain items for financial statement reporting compared to income tax reporting. The effective income tax rate differs from the federal statutory income tax rate primarily due to tax-exempt interest income, the tax-exempt increase in cash value of bank-owned life insurance, tax-exempt proceeds from life insurance in 2003, disallowed interest expense, tax deductible dividends paid into the employee savings and stock ownership plan and state income taxes. Also, during 2005, management determined that with the acquisition of IMG and improving profitability at VMF Capital, the Company will be able to utilize the existing state operating loss carryforwards. The valuation allowance was recognized as a reduction in tax expense in December 2005. The effective rate of income tax expense as a percent of income before income taxes was 31.9 percent for 2005, compared to 34.0 percent for 2004. The reasons for the decline in the effective rate were the significant increase in tax-exempt municipal income and the recognition of the previously mentioned valuation allowance. The federal income tax expense was approximately $7,950,000 and $8,200,000 for 2005 and 2004, respectively, while state income tax expense was approximately $1,450,000 and $1,350,000, respectively.

RESULTS OF OPERATIONS - 2004 COMPARED TO 2003

OVERVIEW

For the year ended December 31, 2004, the Company recorded net income of $18,614,000, an increase of 7.7 percent from net income of $17,283,000 in 2003. Earnings per share were $1.11 in 2004 compared to $1.02 in 2003. Earnings per share for 2003 were restated to reflect a 5 percent common stock dividend which was issued in August 2004. Most of the increase in earnings was attributable to higher net interest income, which increased in large part because of significant asset growth. Interest income increased due to favorable volume variances despite a slight decline in the net interest margin of 6 basis points to 3.71 percent. Net income for 2004 included the first full year of operations for VMF Capital, which was formed October 1, 2003, and for the two acquired bank branches in Iowa City.

The Company's return on average assets (ROA) was 1.75 percent in 2004, compared to 1.85 percent in 2003. The return on average equity (ROE) was 19.76 percent, compared to 19.48 percent for the prior year.

For the year ended December 31, 2004, the Company's efficiency ratio was 35.78 percent, up from the prior year's ratio of 34.78 percent.

Net Interest Income

Net interest income increased 10.3 percent to $35,647,000 for 2004 primarily due to the increase in the volume of interest-earning assets that exceeded unfavorable rate variances. Average loans grew by 22 percent and the average balance of the investment portfolio was also up 22 percent. The average yield on earning assets increased 9 basis points, while the average rate on interest-bearing liabilities increased 15 basis points. The net interest spread declined to 3.36 percent from 3.42 percent a year earlier. Net interest margin was 3.71 percent in 2004 down from 3.77 percent in 2003.

Loan Growth/Loan Quality

At December 31, 2004, total loans increased approximately $127 million to $726 million from $599 million a year earlier. Most of the growth came in commercial, construction and commercial real estate loans. Loan quality remained good with non-performing loans at December 31, 2004 totaling $860,000 or .12 percent of total loans. This compared to $1,793,000 or .30 percent of total loans at December 31, 2003.

The allowance for loan losses, which totaled $6,527,000, represented 759 percent of non-accrual loans and loans past due more than 90 days at the end of 2004, compared to 333 percent for 2003. The provision for loan losses totaled $1,200,000 for 2004, up from $850,000 for 2003. The Company's net charge-offs as a percent of average loans were .10 percent for 2004, compared to .05 percent for 2003. The amount of loans charged off in 2004 totaled $815,000 compared to $485,000 in 2003. Recoveries in 2004 from loans previously charged-off were $167,000, down from $205,000 in the prior year.

Management considered the allowance for loan losses at December 31, 2004 sufficient to absorb probable loan losses within the portfolio.

Noninterest Income

The following table shows the variance from the prior year in the noninterest income categories shown in the Consolidated Statements of Income. In addition, accounts within the Other Income category that represent significant variances are shown (in thousands).

                                                        Years ended December 31
                                               -----------------------------------------
                                                 2004       2003      Change    Change-%
                                               -----------------------------------------
Noninterest income
   Service charges on deposit accounts         $ 4,968    $ 4,984    $   (16)      -0.32%
   Trust services                                  632        507        125       24.65%
   Investment advisory fees                      2,683        504      2,179      432.34%
   Increase in cash value of bank-owned
      life insurance                               869        667        202       30.28%
   Proceeds from bank-owned life insurance           -        821       (821)    -100.00%
   Net realized gains on sale of securities        199        300       (101)     -33.67%
   Other income:
      Gain on sale of residential mortgages        152        396       (244)     -61.62%
      Debit card usage fees                        156        129         27       20.93%
      ATM surcharge fees                            96        111        (15)     -13.51%
      Safe deposit box rental                      153        138         15       10.87%
      All other income                             798        748         50        6.68%
                                               -----------------------------------------
      Total other income                         1,355      1,522       (167)     -10.97%
                                               -----------------------------------------
      Total noninterest income                 $10,706    $ 9,305    $ 1,401       15.06%
                                               =========================================

Service charges on deposit accounts declined slightly due to somewhat lower nonsufficient funds fees. Income from trust services was up due to an increase in the amount of trust assets under management. Investment advisory fees are fees earned by VMF Capital, which commenced operations on October 1, 2003. Bank-owned life insurance was purchased during the first and third quarters of 2003 and the Company received tax-exempt income from life insurance proceeds in 2003 as the result of the untimely death of one of the Bank's officers. The decrease in gains on sale of real estate loans was due to lower volumes of loan originations. Debit card usage fees were up due to higher volumes. ATM surcharge fees declined as consumers sought to avoid the surcharge fee by using ATMs sponsored by their own bank. The increase in safe deposit box rental income was the result of a full year's worth of fees in the Iowa City market.

Noninterest Expense

Total noninterest expense increased 15.5 percent to $16,968,000 in 2004, from $14,694,000 in 2003.

The following table shows the variance from the prior year in the noninterest expense categories shown in the Consolidated Statements of Income. In addition, accounts within the Other Expense category that represent significant variances are shown (in thousands).

                                                     Years ended December 31
                                        -----------------------------------------------
                                          2004         2003       Change      Change-%
                                        -----------------------------------------------
Noninterest expense:
     Salaries and employee benefits     $  9,680     $  7,701    $  1,979        25.70%
     Occupancy                             2,057        1,583         474        29.94%
     Data processing                       1,361        1,130         231        20.44%
     Charitable contributions                147        1,483      (1,336)      -90.09%
     Other expenses:
         Professional fees                   567          326         241        73.93%
         Intangible amortization             358          170         188       110.59%
         Supplies                            282          207          75        36.23%
         Marketing                           324          252          72        28.57%
         Postage and courier                 373          338          35        10.36%
         Other real estate owned and
           collection expenses              (175)          66        (241)     -365.15%
         Investment advisory
           marketers expense                 216           38         178       468.42%
         All other expenses                1,778        1,400         378        27.00%
                                        ----------------------------------------------
         Total other expenses              3,723        2,797         926        33.11%
                                        ----------------------------------------------
         Total noninterest expense      $ 16,968     $ 14,694    $  2,274        15.48%
                                        ==============================================

The increase in salaries and benefits included compensation related expenses for the employees associated with the two acquisitions in the last half of 2003. Occupancy expenses likewise were higher in 2004 due to the four additional locations acquired in the second half of 2003 and a new bank office in Coralville in the fourth quarter of 2004. Charitable contributions expense was significantly lower than the prior year because the Company formed and donated to the West Bancorporation Foundation, Inc. the tax equivalent amount received from a death claim from bank-owned life insurance in 2003. The increase in professional fees was the result of additional legal and accounting services associated with complying with the Sarbanes-Oxley Act of 2002 and the decision to outsource the Company's internal audit services. The increase in intangible asset amortization also related to the 2003 acquisitions. Supplies expense is higher because of the introduction of a new logo and a full year's expense for the Iowa City branches and VMF Capital. Marketing expense increased as the result of the decision to do more direct marketing to selected customer segments. Postage and courier expense was up also due to a full year's operation in Iowa City and with VMF Capital. Other real estate owned expense declined as a result of selling several other real estate properties at gains. Investment advisory marketers expense included a full year's expense compared to only the fourth quarter for 2003, and also increased due to referrals for new business.

Income Taxes

The effective rate of income tax expense as a percent of income before income taxes was 34.0 percent for 2004, compared to 33.7 percent for 2003. Federal income tax expense was approximately $8,200,000 and $7,500,000 for 2004 and 2003, respectively, while state income tax expense was approximately $1,350,000 and $1,300,000, respectively.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY; INTEREST RATES; AND INTEREST DIFFERENTIAL

Average Balances and an Analysis of Average Rates Earned and Paid.

The following tables show average balances and interest income or interest expense, with the resulting average yield or rate by category of average earning assets or interest-bearing liability. Interest income and the resulting net interest income are shown on a fully taxable basis.

(dollars in thousands)

                                                      2005                            2004                          2003
                                       -------------------------------  -----------------------------  -----------------------------
                                         Average    Revenue/    Yield/    Average   Revenue/   Yield/   Average   Revenue/   Yield/
                                         Balance    Expense      Rate     Balance   Expense     Rate    Balance   Expense     Rate
                                       -------------------------------  -----------------------------  -----------------------------
Assets
Interest-earning assets:
Loans: (2) (3)
  Commercial                           $  280,123   $  18,200   6.50%   $  279,268  $ 14,975   5.36%   $ 270,129  $ 15,127    5.60%
  Real estate                             472,938      30,588   6.47%      334,532    20,459   6.12%     230,806    15,518    6.72%
  Consumer                                 11,075         840   7.58%       13,864     1,008   7.27%      18,509     1,388    7.50%
  Other (1)                                21,028       1,036   4.93%       18,211     1,058   5.81%      11,589       879    7.58%
                                       -----------------------------    ---------------------------    ---------------------------
Total loans                               785,164      50,664   6.45%      645,875    37,500   5.81%     531,033    32,912    6.20%
                                       -----------------------------    ---------------------------    ---------------------------

Investment securities:
  Taxable                                 210,966       8,957   4.25%      240,601     9,442   3.92%     206,263     8,174    3.96%
  Tax-exempt (1)                          102,049       5,317   5.21%       61,117     2,977   4.87%      40,560     2,026    5.00%
                                       -----------------------------    ---------------------------    ---------------------------
Total investment securities               313,015      14,274   4.56%      301,718    12,419   4.12%     246,823    10,200    4.13%
                                       -----------------------------    ---------------------------    ---------------------------

Federal funds sold and other
  short-term investments                   12,211         412   3.37%       46,588       948   2.03%     103,883     1,265    1.22%
                                       -----------------------------    ---------------------------    ---------------------------
Total interest-earning assets (1)       1,110,390    $ 65,350   5.89%      994,181  $ 50,867   5.12%     881,739  $ 44,377    5.03%
                                       -----------------------------    ---------------------------    ---------------------------

Noninterest-earning assets:
Cash and due from banks                    34,393                           28,326                        25,710
Premises and equipment, net                 4,632                            3,794                         2,387
Other, less allowance for loan losses      42,793                           40,210                        23,071
                                       ----------                       ----------                     ---------
Total noninterest-earning assets           81,818                           72,330                        51,168
                                       ----------                       ----------                     ---------
Total assets                           $1,192,208                       $1,066,511                     $ 932,907
                                       ==========                       ==========                     =========

1 Tax-exempt income has been adjusted to a tax-equivalent basis using an incremental rate of 35% and is adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt investments.

2 Average loan balances include non-accrual loans. Interest income on non-accrual loans has been excluded.

3 Interest income on loans includes amortization of loan fees, which is not material.

(dollars in thousands)

                                                      2005                            2004                          2003
                                       -------------------------------  -----------------------------  -----------------------------
                                        Average     Revenue/    Yield/    Average   Revenue/   Yield/   Average   Revenue/   Yield/
                                        Balance     Expense      Rate     Balance   Expense     Rate    Balance   Expense     Rate
                                       -------------------------------  -----------------------------  -----------------------------
Liabilites and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
  Savings, checking with interest,     $  333,507  $    5,482   1.64%   $  395,757  $  3,682   0.93%   $ 345,986  $  3,084    0.89%
     and money markets
  Time deposits                           333,912      10,459   3.13%      193,379     3,760   1.94%     113,910     2,666    2.34%
                                       -----------------------------    ---------------------------   ----------------------------
Total deposits                            667,419      15,941   2.39%      589,136     7,442   1.26%     459,896     5,750    1.25%
Other borrowed funds                      223,346       9,161   4.10%      203,064     6,510   3.21%     231,794     5,389    2.32%
                                       -----------------------------    ---------------------------   ----------------------------
Total interest-bearing liabilities        890,765      25,102   2.82%      792,200    13,952   1.76%     691,690    11,139    1.61%
                                       -----------------------------    ---------------------------   ----------------------------

Noninterest-bearing liabilities:
Demand deposits                           194,957                          175,605                       148,648
Other liabilities                           6,094                            4,497                         3,827
Stockholders' equity                      100,392                           94,209                        88,742
                                       ----------                       ----------                     ---------
Total liabilities and
  stockholders'equity                  $1,192,208                       $1,066,511                     $ 932,907
                                       ==========                       ==========                     =========

Net interest income (1)                            $   40,248                       $ 36,915                      $ 33,238
                                                   ==========                       ========                      ========

Margin Analysis
Interest income/yield on interest-
  earning assets (1)                               $   65,350   5.89%               $ 50,867   5.12%              $ 44,377    5.03%

Interest expense/rate on interest-
  bearing liabilities                                  25,102   2.82%                 13,952   1.76%                11,139    1.61%
                                                   -----------------                ---------------               ----------------

Net interest income/net interest
  spread (1)                                       $   40,248   3.07%               $ 36,915   3.36%              $ 33,238    3.42%
                                                   =================                ===============               ================

Net interest margin (1)                                         3.62%                          3.71%                          3.77%
                                                               =====                          =====                         ======

1 Tax-exempt income has been adjusted to a tax-equivalent basis using an incremental rate of 35% and is adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt investments.

NET INTEREST INCOME

The Company's largest component of net income is net interest income, which is the difference between interest earned on earning assets that are primarily loans and investments and interest paid on interest-bearing liabilities that are primarily deposits and borrowings. The volume of and yields earned on earning assets and the volume of and the rates paid on interest-bearing liabilities determine net interest income. Interest earned and interest paid are also affected by general economic conditions, particularly changes in market interest rates, and by competitive factors, government policies and the action of regulatory authorities. Tax-equivalent net interest income divided by average earning assets is referred to as net interest margin. For the years ending December 31, 2005, 2004 and 2003, the Company's net interest margin was 3.62 percent, 3.71 percent and 3.77 percent, respectively.

Analysis of Changes in Interest Differential

The following table sets forth, on a tax-equivalent basis, a summary of the changes in net interest income due to changes in asset and liability volumes and due to changes in interest rates.

VOLUME AND YIELD/RATE VARIANCE (1)
(in thousands and on a tax equivalent basis)

                                         2005 Compared to 2004            2004 Compared to 2003
                                    ---------------------------------------------------------------
                                     Volume      Rate       Total     Volume      Rate       Total
                                    ---------------------------------------------------------------
Interest Income
Loans: (2)
  Commercial                        $     46   $  3,179   $  3,225   $    597   $   (749)  $   (152)
  Real estate                          8,892      1,237     10,129      6,185     (1,244)     4,941
  Consumer                              (210)        42       (168)      (339)       (41)      (380)
  Other (3)                              151       (173)       (22)       303       (124)       179
                                    ---------------------------------------------------------------
Total loans (including fees)           8,879      4,285     13,164      6,746     (2,158)     4,588
                                    ---------------------------------------------------------------

Investment securities:
  Taxable                             (1,220)       735       (485)     1,347        (79)     1,268
  Tax-exempt (3)                       2,120        220      2,340      1,000        (49)       951
                                    ---------------------------------------------------------------
Total investment securities              900        955      1,855      2,347       (128)     2,219
                                    ---------------------------------------------------------------

Federal funds sold and other
  short-term investments                (943)       407       (536)      (909)       592       (317)
                                    ---------------------------------------------------------------
Total interest income (3)              8,836      5,647     14,483      8,184     (1,694)     6,490
                                    ---------------------------------------------------------------

Interest Expense
Deposits:
  Savings, checking with interest,      (655)     2,455      1,800        459        139        598
    and money markets
  Time deposits                        3,639      3,060      6,699      1,444       (350)     1,094
                                    ---------------------------------------------------------------
Total deposits                         2,984      5,515      8,499      1,903       (211)     1,692
Other borrowed funds                     698      1,953      2,651       (545)     1,666      1,121
                                    ---------------------------------------------------------------
Total interest expense                 3,682      7,468     11,150      1,358      1,455      2,813
                                    ---------------------------------------------------------------

Net interest income (3)             $  5,154   $ (1,821)  $  3,333   $  6,826   $ (3,149)  $  3,677
                                    ===============================================================

1 The change in interest that is due to both volume and rate changes have been allocated to the change due to volume and the change due to rate in proportion to the absolute value of the change in each.

2 Balances of non-accrual loans have been included for computational purposes.

3 Tax-exempt income has been converted to a tax-equivalent basis using a federal income tax rate of 35% and is adjusted for the effect of the nondeductible interest expense associated with owning tax-exempt investments.

INVESTMENT PORTFOLIO

The investments below are presented at carrying value and reported by contractual maturity. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties.

December 31, 2005
(dollars in thousands)

                                                                After one year After five years
                                                    Within one but within five  but within ten    After ten
                                                      year           years          years           years       Total
                                                    --------------------------------------------------------------------
U.S. Government agencies and corporations           $    1,995 $        85,879 $         51,672   $   7,501   $  147,047
States of the United States and political
  subdivisions                                           5,529          16,858           24,814      56,746      103,947
Corporate notes and other investments                      250           3,531            7,114       8,445       19,340
                                                    --------------------------------------------------------------------
Total                                               $    7,774 $       106,268 $         83,600   $  72,692   $  270,334
                                                    ====================================================================

Weighted average yield:
U.S. Government agencies and corporations                 4.40%           3.79%            4.50%       3.95%
States of the United States and political
  subdivisions (1)                                        3.47%           4.75%            5.67%       5.31%
Corporate notes and other investments                     0.00%           3.67%            4.27%       6.46%
                                                          -------------------------------------------------
Total                                                     3.59%           3.94%            4.83%       5.31%
                                                          =================================================

1 Yields on tax-exempt obligations have been computed on a tax-equivalent basis using an incremental tax rate of 35% and are adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt investments.

Investments in States of the United States and political subdivisions represent purchases of municipal bonds issued by municipalities located primarily in the State of Iowa.

Investments in corporate notes and other investments include corporate debt obligations of companies located and doing business throughout the United States. The debt obligations were all within the credit ratings acceptable under West Bank's investment policy.

As of December 31, 2005, the Company did not have securities from a single issuer, except for the United States government or its agencies, which exceeded 10 percent of consolidated stockholders' equity.

LOAN PORTFOLIO

Types of Loans

The following table sets forth the composition of the Company's loan portfolio for the past five years ending December 31, 2005 (dollars in thousands).

                                                                     As of December 31
                                               ------------------------------------------------------------
                                                 2005         2004         2003         2002        2001
                                               ------------------------------------------------------------
Commercial                                     $ 315,512    $ 268,805    $ 244,173   $ 235,985    $ 226,183
Real Estate
    Construction, land and land development      131,659       87,379       44,200      27,827       33,954
     1-4 family residential                       82,157       75,616       76,853      56,939       71,628
     Commercial                                  306,804      273,204      204,673     143,560      138,409
Consumer and other loans                          32,538       21,898       30,166      24,263       23,333
                                               ------------------------------------------------------------
Total loans                                      868,670      726,902      600,065     488,574      493,507
Deferred loan fees, net                            1,166        1,057          710         121          108
                                               ------------------------------------------------------------
Total loans, net of deferred fees              $ 867,504    $ 725,845    $ 599,355   $ 488,453    $ 493,399
                                               ============================================================

The Company's loan portfolio primarily consists of commercial, commercial real estate, real estate construction, land and land development, residential real estate, and consumer loans. As of December 31, 2005, gross loans totaled approximately $869 million, which equals approximately 92 percent of total deposits and 70 percent of total assets. As of December 31, 2005, almost all of the loans were originated directly by West Bank to borrowers within the Bank's principal market areas. There were no foreign loans outstanding during the years presented.

Commercial loans consist primarily of loans to businesses for various purposes, including revolving lines to finance current operations, inventory and accounts receivable; and capital expenditure loans to finance equipment and other fixed assets. These loans generally have short maturities, have either adjustable or fixed rates and are either unsecured or secured by inventory, accounts receivable and/or equipment.

Real estate loans include various types of loans for which West Bank holds real property as collateral, and consist of loans primarily on commercial properties, and single and multi-family residences. Real estate loans typically have fixed rates for up to seven years, with the bank's loan policy having a maximum amortization period of up to 30 years. The majority of construction loan volume is to contractors and developers to construct commercial buildings or develop residential real estate and generally have maturities of up to 24 months. West Bank originates residential real estate loans for its portfolio and for sale in the secondary market for a fee.

Consumer loans include loans extended to individuals for household, family and other personal expenditures not secured by real estate. The majority of West Bank's consumer lending is for vehicles, consolidation of personal debts, and household improvements.

The interest rates charged on loans vary with the degree of risk, the amount of the loan and the maturity of the loan. Competitive pressures, market interest rates, the availability of funds and government regulation further influence the rate charged on a loan.

West Bank follows a loan policy that has been approved by the Bank's Board of Directors and is administered by West Bank's management. This policy establishes lending limits, review criteria and other guidelines such as loan administration and allowance for loan losses. Loans are approved by the Bank's Board of Directors and/or designated officers in accordance with respective guidelines and underwriting policies of the Bank. Loans to any one borrower are limited by applicable state banking laws. Loan officer credit limits generally vary according to the individual loan officer's experience.

Maturities of Loans

The contractual maturities of the Company's loan portfolio are as shown below. Actual maturities may differ from contractual maturities because individual borrowers may have the right to prepay loans with or without prepayment penalties.

Loans as of December 31, 2005
(dollars in thousands)

                                                                         After one but
                                                            Within one    within five   After five
                                                                year         years         years      Total
                                                            ---------------------------------------------------
Commercial                                                  $  190,391   $     104,203  $    20,918 $   315,512
Real Estate
      Construction, land and land development                   79,381          51,398          880     131,659
      1-4 family residential                                    17,340          54,082       10,735      82,157
      Commercial                                                19,569         233,531       53,704     306,804
Consumer and other loans                                        17,467          14,732          339      32,538
                                                            ---------------------------------------------------
Total Loans                                                 $  324,148   $     457,946  $    86,576 $   868,670
                                                            ===================================================


                                                                         After one but
                                                                          within five   After five
                                                                             years         years
                                                                         --------------------------
Loan maturities after one year with:
Fixed rates                                                                  $ 346,219  $    40,508
Variable rates                                                                 111,727       46,068
                                                                         --------------------------
                                                                             $ 457,946  $    86,576
                                                                         ==========================

Risk Elements

The following table sets forth information concerning the Company's non-performing assets for the past five years ending December 31, 2005 (dollars in thousands).

                                                             Years Ended December 31
                                             ---------------------------------------------------------
                                               2005        2004        2003         2002        2001
                                             ---------------------------------------------------------
Non-accrual loans                            $  4,145    $    785     $  1,668    $  1,354    $    878
Loans past due 90 days and still
     accruing interest                            767          75          125         545         396
                                             ---------------------------------------------------------
Total non-performing loans                      4,912         860        1,793       1,899       1,274
Other real estate owned                           497         175          441         529       1,089
                                             ---------------------------------------------------------
Total non-performing assets                  $  5,409    $  1,035     $  2,234    $  2,428    $  2,363
                                             =========================================================

Non-performing loans to total loans              0.57%       0.12%        0.30%       0.39%       0.26%
Non-performing assets to total loans             0.62%       0.14%        0.37%       0.50%       0.48%
Non-performing assets to total assets            0.43%       0.09%        0.22%       0.27%       0.29%

The accrual of interest on past due and other impaired loans is generally discontinued at 90 days or when, in the opinion of management, the borrower may be unable to make payments as they become due. Interest income is subsequently recognized only to the extent cash payments are received. In certain cases, interest may continue to accrue on loans past due more than 90 days when the value of the collateral is sufficient to cover both the principal amount of the loan and accrued interest. Interest income on restructured loans is recognized pursuant to the terms of the new loan agreement. Interest income on other impaired loans is monitored and based upon the terms of the underlying loan agreement. However, the recorded net investment in impaired loans, including accrued interest, is limited to the present value of the expected cash flows of the impaired loan or the observable fair market value of the loan's collateral.

Outstanding loans of approximately $6,738,000 were placed on non-accrual status during 2005, with total non-accrual loans equaling $4,145,000 as of December 31, 2005. Two loans totaling approximately $6.1 million accounted for the majority of the total placed on non-accrual during the year. One of those loans was foreclosed upon and was subsequently sold prior to the end of the year and the second one, with a balance of approximately $3.9 million, makes up the majority of the December 31, 2005 non-accrual loans. For additional information on this loan, see the "Results of Operations - 2005 Compared to 2004" section of this report. The average balance of non-accrual loans during 2005 was approximately $1.9 million. The total amount of loans on non-accrual status as of December 31, 2004 was $785,000. Loans are placed on non-accrual status when there is doubt as to the borrower's ability to make scheduled principal and interest payments. A loan may be removed from non-accrual status when payments have resumed and it is reasonable to expect continued payment performance. For the years ended December 31, 2005, 2004 and 2003, interest income, which would have been recorded under the original terms of such loans, was approximately $91,000, $98,000 and $102,000, respectively. For the periods shown above, there were no restructured loans. As of December 31, 2005, there were no additional potential problem loans identified that are not included in the table above.

SUMMARY OF THE ALLOWANCE FOR LOAN LOSSES

The provision for loan losses represents charges made to earnings to maintain an adequate allowance for loan losses. The allowance for loan losses is management's best estimate of probable losses inherent in the loan portfolio as of the balance sheet date. Factors considered in establishing an appropriate allowance include: an assessment of the financial condition of the borrower; a realistic determination of value and adequacy of underlying collateral; the condition of the local economy and the condition of the specific industry of the borrower; an analysis of the levels and trends of loan categories; and a review of delinquent and classified loans.

The adequacy of the allowance for loan losses is evaluated quarterly by management and reviewed by the Bank's Board of Directors. This evaluation focuses on specific loan reviews, changes in the type and volume of the loan portfolio given the current and forecasted economic conditions and historical loss experience. Any one of the following conditions may result in the review of a specific loan: concern about whether the customer's cash flow or net worth is sufficient to repay the loan; delinquency status; criticism of the loan in a regulatory examination; the suspension of interest accrual; or other reasons, including whether the loan has other special or unusual characteristics that suggest special monitoring is warranted.

While management uses available information to recognize losses on loans, further reduction in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgment about information available to them at the time of their examination.

Change in the Allowance for Loan Losses

The Company's policy is to charge off loans when, in management's opinion, the loan is deemed uncollectible, although concerted efforts are made to maximize future recoveries. The following table sets forth information regarding changes in the Company's allowance for loan losses for the most recent five years (dollars in thousands):

                                                 Analysis of the Allowance for Loan Losses for the Years
                                                                    Ended December 31
                                                ------------------------------------------------------------
                                                   2005        2004         2003        2002         2001
                                                ------------------------------------------------------------
Balance at beginning of period                  $   6,527    $   5,975   $   4,494    $   4,240    $   4,194
Charge-offs:
Commercial                                            685          499         302          943          926
Real Estate
      Construction, land and land development           6            -           -            -            -
      1-4 family residential                           69          230           4           56            -
      Commercial                                        -            -           -            -            -
Consumer and other loans                               63           86         179          195          157
                                                ------------------------------------------------------------
                                                      823          815         485        1,194        1,083
                                                ------------------------------------------------------------

Recoveries:
Commercial                                             78           33         145          499           40
Real Estate
      Construction, land and land development           -            -           -            -            -
      1-4 family residential                           22           80           -            -            -
      Commercial                                        -            -           -            -            -
Consumer and other loans                               36           54          60           39           26
                                                ------------------------------------------------------------
                                                      136          167         205          538           66
                                                ------------------------------------------------------------
Net charge-offs                                       687          648         280          656        1,017
Allowance related to acquisition                        -            -         911            -            -
Provision for loan losses charged
      to operations                                 1,775        1,200         850          910        1,063
                                                ------------------------------------------------------------
Balance at end of period                        $   7,615    $   6,527   $   5,975    $   4,494    $   4,240
                                                ============================================================

Average loans outstanding                       $ 785,164    $ 645,875   $ 531,033    $ 482,013    $ 495,825
                                                ============================================================

Ratio of net charge-offs during the period to
  average loans outstanding                          0.09%        0.10%       0.05%        0.14%        0.21%
                                                ============================================================

Ratio of allowance for loan losses to average
  loans outstanding                                  0.97%        1.01%       1.13%        0.93%        0.86%
                                                ============================================================

As the previous table indicates the provision for loan losses and the allowance acquired in the Hawkeye State Bank transaction are the most significant changes in the reserve level for the five-year period presented. In the year 2001, the net charge-off ratio was .21 percent and primarily included a number of commercial loans. The net charge-off ratio for 2002 dropped to .14 percent because of higher amounts recovered on loans that had been charged off in prior years. The net charge-off ratio for 2003 was .05 percent, which is attributed to the close monitoring of the loan portfolio and active collection efforts after a loan has been charged off. The net charge-off ratios for 2004 and 2005 were .10 percent and .09 percent, respectively, which were slightly higher than 2003, but still at levels that management considers good when compared to our peers. According to the September 2005 Bank Holding Company Performance Report prepared by the Federal Reserve Board's Division of Banking Supervision and Regulation, the percentage of net charge-offs to average loans for all banks with total assets between $1 billion and $3 billion was .14 percent for the first nine months of 2005.

Factors that are considered when determining the adequacy of the allowance include loan concentrations, loan growth, the economic outlook and historical losses. The Company's concentration risks include geographic concentration in central Iowa. The local economy is comprised primarily of service industries and state and county governments. It is expected that the economy will grow at a slightly slower pace in 2006 than it did in 2005. It is not possible to determine the impact on the Company of potentially slower economic growth.

Breakdown of Allowance for Loan Losses by Category

The following table sets forth information concerning the Company's allocation of the allowance for loan losses (dollars in thousands):

                                               2005              2004              2003             2002              2001
                                          -------------------------------------------------------------------------------------
                                          Amount   % *     Amount    % *    Amount     % *     Amount   % *      Amount    % *
                                          -------------------------------------------------------------------------------------
Balance at end of period applicable to:
Commercial                                $ 2,717  36.32%  $ 3,443   36.98% $ 3,659    40.69%  $ 2,934  48.30%   $ 2,315  45.83%
Real Estate
   Construction, land and land
     development                              532  15.16%      298   12.02%     341     7.37%      279   5.70%       286   6.88%
   1-4 family residential                     894   9.46%      826   10.40%     179    12.81%      106  11.65%       130  14.51%
   Commercial                               3,326  35.32%    1,700   37.58%   1,211    34.11%      646  29.38%       856  28.05%
Consumer and other loans                      146   3.75%      260    3.01%     585     5.03%      529   4.97%       653   4.73%
                                          -------------------------------------------------------------------------------------
                                          $ 7,615 100.00%  $ 6,527  100.00% $ 5,975   100.00%  $ 4,494 100.00%   $ 4,240 100.00%
                                          =====================================================================================

*Percent of loans in each category to total loans.

The allocation of the allowance for loan losses is dependent upon the change in balances outstanding in the various categories, the historical net loss experience by category, which can vary over time, and management's assessment of economic factors that may influence potential losses in the loan portfolio.

DEPOSITS

Type of Deposits

The Company's primary source of funds is customer deposits. The Company attempts to attract noninterest-bearing deposits, which are a low cost funding source. In addition, West Bank offers a variety of interest-bearing accounts designed to attract both short-term and longer-term deposits from customers. Interest-bearing accounts earn interest at rates established by Bank management based on competitive market factors and the Company's need for funds. While approximately 83 percent of the Bank's certificates of deposit mature in the next year, it is anticipated that a majority of these certificates will be renewed. Rate sensitive certificates of deposits in excess of $100,000 experience somewhat higher volatility with regard to renewal volume as the Bank adjusts rates based upon funding needs. In December 2005, management utilized wholesale deposits of approximately $50 million with short-term maturities as a lower-cost source of funding compared to short-term borrowing from the FHLB. In the event a substantial volume of certificates is not renewed, the Company has sufficient liquid assets and borrowing lines to fund significant runoff. A sustained reduction in deposit volume would have a significant negative impact on the Company's operations and liquidity.

The following table sets forth the average balances for each major category of deposits and the weighted average interest rate paid for deposits during the years ended December 31, 2005, 2004 and 2003 (dollars in thousands).

                                                            Average Deposits by Type
                                     ----------------------------------------------------------------------
                                              2005                      2004                     2003
                                     ----------------------------------------------------------------------
                                      Amount        Rate       Amount        Rate        Amount        Rate
                                     ----------------------------------------------------------------------
Noninterest-bearing demand
  deposits                           $ 194,957          -     $ 175,605          -     $ 148,648          -

Interest-bearing demand deposits
                                        44,633       0.41%       42,360       0.20%       41,078       0.27%
Money market deposits                  220,089       2.02%      259,012       1.09%      225,811       1.02%
Savings deposits                        68,785       1.23%       94,385       0.81%       79,097       0.83%
Time certificates                      333,912       3.13%      193,379       1.94%      113,910       2.34%
                                     ---------                ---------                ---------
                                     $ 862,376                $ 764,741                $ 608,544
                                     =========                =========                =========

Certificates of Deposit

The following table shows the amounts and remaining maturities of time certificates of deposit with balances of $100,000 or more at December 31, 2005, 2004 and 2003 (in thousands).

                                                          As of December 31
                                            -------------------------------------------
                                               2005             2004             2003
                                            -------------------------------------------
3 months or less                            $    135,646     $   77,090      $   23,804
Over 3 through 6 months                           50,289         41,085          11,396
Over 6 through 12 months                          43,614         25,154          14,495
Over 12 months                                    39,508         50,387          13,768
                                            -------------------------------------------
                                            $    269,057     $  193,716      $   63,463
                                            ===========================================

BORROWED FUNDS

The following table summarizes the outstanding amount of and the average rate on borrowed funds as of December 31, 2005, 2004 and 2003 (in thousands).

                                                                                As of December 31
                                                    -------------------------------------------------------------------------
                                                              2005                      2004                      2003
                                                    -------------------------------------------------------------------------
                                                     Balance        Rate       Balance        Rate       Balance        Rate
                                                    -------------------------------------------------------------------------
Trust preferred securities                          $        -          -%    $        -          -%    $   20,000       7.04%
Subordinated notes                                      20,619       7.04%        20,619       7.04%             -         - %
Long-term borrowings                                    78,569       4.98%        81,274       4.48%        86,024       4.30%
Federal funds purchased and securities sold
  under agreements to repurchase                        84,748       3.94%        74,543       2.18%        85,443       0.68%
Other short-term borrowings                              4,732       4.53%         4,668       2.43%         9,142       1.04%
                                                    -------------------------------------------------------------------------
                                                    $  188,668       4.73%    $  181,104       3.77%    $  200,609       2.88%
                                                    =========================================================================

Long-term borrowings consisted of Federal Home Loan Bank (FHLB) advances, an installment note payable to VMF Capital, L.L.C. and a note payable to a correspondent bank. Other short-term borrowings as of the end of each year included Treasury, Tax and Loan option notes, and notes payable to VMF Capital L.L.C. At December 31, 2005, other short-term borrowings also included a note payable to a correspondent bank and at December 31, 2004 also included an FHLB overnight advance.

The following tables set forth the average amount of, the average rate paid and maximum outstanding balance on borrowed funds for the years ended December 31, 2005, 2004 and 2003 (in thousands).

                                                                           Years Ended December 31
                                                 ---------------------------------------------------------------------
                                                        2005                      2004                    2003
                                                 ---------------------------------------------------------------------
                                                 Average   Average         Average   Average        Average    Average
                                                 Balance     Rate          Balance     Rate         Balance     Rate
                                                 ---------------------------------------------------------------------
Trust preferred securities                       $      -        -%      $        -        -%     $    9,150      7.04%
Subordinated notes                                 20,619     7.04%          20,619     7.04%              -         -%
Long-term borrowings                               71,210     4.95%          82,121     4.55%         68,398      4.72%
Federal funds purchased and securities sold
  under agreements to repurchase                   81,222     3.06%          72,397     1.18%        153,237      0.98%
Other short-term borrowings                        50,295     3.35%          27,927     1.59%          1,009      0.85%
                                                 ---------------------------------------------------------------------
                                                 $223,346     4.10%      $  203,064     3.21%     $  231,794      2.32%
                                                 =====================================================================

                                                   2005                     2004                    2003
                                                 --------                ----------               ----------
Maximum amount outstanding during the year:
Trust preferred securities                       $      -                $        -               $   20,000
Subordinated notes                                 20,619                    20,619                        -
Long-term borrowings                               80,274                    86,024                   90,215
Federal funds purchased and securities sold
  under agreements to repurchase                  135,285                   135,987                  212,814
Other short-term borrowings                       114,920                    99,805                    9,142

OFF-BALANCE SHEET ARRANGEMENTS

In the normal course of business, the Company commits to extend credit through vehicles such as loan commitments and standby letters of credit in order to meet the financing needs of its customers. These commitments expose the company to varying degrees of credit and market risk in excess of the amount recognized in the consolidated balance sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. As of December 31, 2005 and 2004, the Company had commitments to extend credit of approximately $247.8 million and $188.5 million, respectively, and standby letters of credit of approximately $23.2 million and $22.2 million, respectively.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, income-producing commercial properties, crops and livestock.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Bank would be required to fund the commitment. The maximum potential amount of future payments the Bank could be required to make is represented by the contractual amount shown above. If the commitments were funded, the Bank would be entitled to seek recovery from the customer. At December 31, 2005 and 2004, no amounts had been recorded as liabilities for the Bank's potential obligations under these guarantees.

CONTRACTUAL OBLIGATIONS

The following table sets forth the balance of contractual obligations by maturity period as of December 31, 2005 (in thousands).

                                                                                  Payments due by period
                                                                   --------------------------------------------------------
                                                                   Less than one One to three  Three to five More than five
                                                         Total         year         years          years          years
                                                       --------------------------------------------------------------------
Subordinated notes                                     $    20,619 $           - $          -  $           - $       20,619
Long-term borrowings:
  Federal Home Loan Bank advances                           69,069             -       36,245         27,315          5,509
  Note payable, VMF Capital, L.L.C. (1)                        500             -          500              -              -
  Note payable, correspondent bank                           9,000             -        2,000          7,000              -
Operating lease commitments                                  9,903         1,416        2,169          1,692          4,626
                                                       --------------------------------------------------------------------
Total                                                  $   109,091 $       1,416 $     40,914  $      36,007 $       30,754
                                                       ====================================================================

1   The $500,000 installment payable to VMF Capital, L.L.C. is due and payable in January 2007 only if the amount of assets under management by VMF Capital on the last day of the calendar year immediately preceding the due date of the installment payment equals or exceeds assets under management as of October 1, 2003.

LIQUIDITY AND CAPITAL RESOURCES

The objective of liquidity management is to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for profitable business expansion. The Company's principal source of funds is deposits, including demand, money market, savings and certificates of deposit. Other sources include principal repayments on loans, proceeds from the maturity and sale of investment securities, federal funds purchased, repurchase agreements, advances from the Federal Home Loan Bank and funds provided by operations. Liquid assets of cash on hand, balances due from other banks, federal funds sold and corporate demand notes increased from $30 million in 2004 to $41 million in 2005. The Bank had additional borrowing capacity available from the Federal Home Loan Bank ("FHLB") of approximately $80 million at December 31, 2005 and the Company has a $2.5 million unsecured line of credit through a large regional correspondent bank. In addition, the Bank has $100 million in borrowing capacity available through unsecured federal funds lines of credit with correspondent banks. The Bank was utilizing $25 million of those lines of credit at December 31, 2005. Net cash from operating activities contributed $22.3 million, $22.6 million and $16.8 million to liquidity for the years 2005, 2004 and 2003, respectively. These cash flows from operations are expected to continue in the foreseeable future.

The combination of high levels of potentially liquid assets, cash flows from operations and additional borrowing capacity provided strong liquidity for the Company at December 31, 2005.

The Company's total stockholders' equity increased to $104.5 million at December 31, 2005, from $97.6 million at December 31, 2004. Total equity increased due to retention of earnings after dividend payments. At December 31, 2005, stockholders' equity was 8.4 percent of total assets, compared to 8.5 percent at December 31, 2004. No material capital expenditures or material changes in the capital resource mix are anticipated at this time. The capital levels of the Company exceed applicable regulatory guidelines as of December 31, 2005.

In April 2005, the Company's Board of Directors authorized the buy-back of the Company's common stock for a period of twelve months, in an amount not to exceed $5 million. No repurchases have taken place under this authorization.

On July 14, 2004, the Board of Directors of the Company declared a 5 percent common stock dividend to be paid on August 2, 2004 to shareholders of record on July 26, 2004. Any fractional shares resulting from the stock dividend were paid in cash. The number of outstanding common shares and earnings per common share in the accompanying financial statements and footnotes reflect the 5 percent common stock dividend.

INTEREST RATE RISK

Interest rate risk refers to the exposure of earnings and capital arising from changes in interest rates. Management's objectives are to manage interest rate risk to work for consistent growth of earnings and capital. Interest rate risk management focuses on fluctuations in net interest income identified through computer simulations used to evaluate volatility, interest rate, spread, and volume assumptions. This risk is quantified and compared against tolerance levels.

The Company uses a purchased computer software simulation modeling program to measure its exposure to potential interest rate changes. For various assumed hypothetical changes in market interest rates, this analysis measures the estimated change in net interest income.

Another measure of interest rate sensitivity is the gap ratio. This ratio indicates the amount of interest-earning assets re-pricing within a given period in comparison to the amount of interest-bearing liabilities re-pricing within the same period of time. A gap ratio of 1.0 indicates a matched position, in which case the effect on net interest income due to interest rate movements will be minimal. A gap ratio of less than 1.0 indicates that more liabilities than assets re-price within the time period and a ratio greater than 1.0 indicates that more assets re-price than liabilities.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company's market risk is comprised primarily of interest rate risk arising from its core banking activities of lending and deposit taking. Interest rate risk is the risk that changes in market interest rates may adversely affect the Company's net interest income. Management continually develops and applies strategies to mitigate this risk. Management does not believe that the Company's primary market risk exposure and management of that exposure in 2005 changed compared to 2004.

The following table presents the estimated change in net interest income for the coming twelve months under several scenarios of assumed interest rate changes for the rate shock levels shown:

Scenario                                         % Change
300 basis points rising                             -8.23%
200 basis points rising                             -4.11%
100 basis points rising                             -2.32%
Base
100 basis points falling                             1.25%
200 basis points falling                             1.85%
300 basis points falling                             2.75%

As shown above, at December 31, 2005, the estimated effect of an immediate 300 basis point increase in interest rates would cause the Company's net interest income to decline by 8.23 percent, or approximately $3,300,000 in 2006. The estimated effect of an immediate 300 basis point decrease in rates would increase the Company's net interest income by 2.75 percent or approximately $1,100,000. Because the majority of liabilities subject to interest rate movements in the short term are of the type that generally lag interest rate movements in the market, they do not change in the same magnitude in the short term as the change in market rates.

Computations of the prospective effects of hypothetical interest rate changes are based on numerous assumptions. Actual values may differ from those projections set forth above. Further, the computations do not contemplate any actions the Company may undertake in response to changes in interest rates. Current interest rates on certain liabilities are at a level that does not allow for significant re-pricing should market interest rates decline considerably.

The following table sets forth the estimated maturity or re-pricing and the resulting interest sensitivity gap, of the Company's interest-earning assets and interest-bearing liabilities and the cumulative interest sensitivity gap at December 31, 2005. The expected maturities are presented on a contractual basis or, if more relevant, based on projected call dates. Actual maturities may differ from contractual maturities because of prepayment assumptions and early withdrawal of deposits.

                                              Three         Over 3        Over 1
                                              Months      Through 12      Through        Over
                                             or Less        Months        5 Years      5 Years       Total
                                            -----------------------------------------------------------------
Interest-earning assets:
    Loans                                   $   498,368   $    82,726    $ 261,280    $  25,130     $ 867,504
    Investment securities:
       Available for sale                         8,687         7,523       99,729      154,395       270,334
    Federal funds sold and other
       short-term investments                     1,241             -            -            -         1,241
    Federal Home Loan Bank stock                      -             -            -        4,384         4,384
                                            -----------------------------------------------------------------
       Total interest-earning  assets           508,296        90,249      361,009      183,909     1,143,463
                                            -----------------------------------------------------------------

Interest-bearing liabilities
    Interest-bearing deposits:
       Savings, money market and
            interest-bearing demand             343,698             -            -            -       343,698
        Time                                    186,904       138,483       66,148        2,168       393,703
    Federal funds purchased and
       securities sold under agreement to
       repurchase                                84,748             -            -            -        84,748
     Other short-term borrowings                  4,732             -            -            -         4,732
     Long-term borrowings                         9,000             -       64,060       26,128        99,188
                                            -----------------------------------------------------------------
       Total interest-bearing liabilities       629,082       138,483      130,208       28,296       926,069
                                            -----------------------------------------------------------------

Interest sensitivity gap per period         $  (120,786)  $   (48,234)   $ 230,801    $ 155,613     $ 217,394
                                            =================================================================
Cumulative interest sensitivity gap         $  (120,786)  $  (169,020)   $  61,781    $ 217,394     $ 217,394
                                            =================================================================
Interest sensitivity gap ratio                     0.81          0.65         2.77         6.50          1.23
                                            =================================================================
Cumulative interest sensitivity gap ratio          0.81          0.78         1.07         1.23          1.23
                                            =================================================================

As of December 31, 2005, the Company's cumulative gap ratios for assets and liabilities re-pricing within three months and within one year were .81 and .78, respectively, meaning that the Company is liability sensitive. In other words, more interest-bearing liabilities will be subject to re-pricing within those time frames than interest-earning assets. However, the majority of the interest-bearing liabilities subject to re-pricing within these time frames are savings, money market and interest - bearing demand deposits. These types of deposits generally do not re-price as quickly or with the same magnitude as non-deposit money market instruments.

EFFECTS OF NEW STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

In November 2005, the Financial Accounting Standards Board (FASB) issued FASB Staff Position, or FSP, SFAS 115-1 and SFAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The FSP addresses determining when an investment is considered impaired and whether that impairment is other than temporary, and measuring an impairment loss. The FSP also addresses the accounting after an entity recognizes an other-than-temporary impairment, and requires certain disclosures about unrealized losses that the entity did not recognize as other-than-temporary impairments. The FSP is effective for reporting periods beginning after December 15, 2005. The Company does not expect this FSP to have a material effect on the financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment. This Statement addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. The Statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires instead that such transactions be accounted for using a fair-value-based method. For public entities, the cost of employee services received in exchange for an award of equity instruments, such as restricted stock grants, will be measured based on the grant-date fair value of those instruments, and that cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). This Statement is effective for the Company beginning on January 1, 2006. The implementation of SFAS No. 123R is not expected to have a material effect on the Company's financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154, is a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 requires retrospective application for voluntary changes in accounting principles unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and corrections of errors in fiscal years beginning after December 15, 2005. Early application is permitted for accounting changes and corrections of errors during fiscal years beginning after June 1, 2005. The Company does not expect the requirements of SFAS No. 154 to have a material effect on the financial condition or results of operations

INFLATION

The primary impact of inflation on the Company's operation is increased asset yields, deposit costs and operating overhead. Unlike most industries, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than they would on non-financial companies. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. The effects of inflation can magnify the growth of assets and, if significant, require that equity capital increase at a faster rate than otherwise would be necessary.

McGladrey & Pullen
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
West Bancorporation, Inc.
West Des Moines, Iowa

We have audited the consolidated balance sheets of West Bancorporation, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of West Bancorporation, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of West Bancorporation, Inc. and subsidiaries' internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 7, 2006 expressed an unqualified opinion on management's assessment of the effectiveness of West Bancorporation, Inc. and subsidiaries' internal control over financial reporting and an unqualified opinion on the effectiveness of West Bancorporation, Inc. and subsidiaries' internal control over financial reporting.

                                                     /s/ McGladrey & Pullen, LLP

Des Moines, Iowa
February 7, 2006




McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.

McGladrey & Pullen
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
West Bancorporation, Inc. and subsidiaries
Des Moines, Iowa

We have audited management's assessment, included in the accompanying Management's Report on Internal Control over Financial Reporting that West Bancorporation, Inc. and subsidiaries maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). West Bancorporation, Inc. and subsidiaries' management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements.




McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assessment that West Bancorporation, Inc. and subsidiaries maintained effective internal control over financial reporting as of December 31, 2005 is fairly stated, in all material respects, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also in our opinion, West Bancorporation, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheets of West Bancorporation, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2005, and our report dated February 7, 2006 expresses an unqualified opinion.

                                                     /s/ McGladrey & Pullen, LLP

Des Moines, Iowa
February 7, 2006

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The management of West Bancorporation, Inc. (the "Company") is responsible for establishing and maintaining adequate internal control over financial reporting. The Company's internal control system was designed to provide reasonable assurance to the Company's management and board of directors regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

West Bancorporation, Inc.'s management assessed the effectiveness of the Company's internal control over financial reporting as of December 31, 2005. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control - Integrated Framework. Based on our assessment we believe that, as of December 31, 2005, the Company's internal control over financial reporting is effective based on those criteria. The independent registered public accounting firm that audited the financial statements included in the annual report has issued an attestation report on management's assessment of the Company's internal control over financial reporting.

/s/ Thomas E. Stanberry
--------------------------------
Thomas E. Stanberry
Chairman, President and Chief Executive Officer

/s/ Douglas R. Gulling
--------------------------------
Douglas R. Gulling
Executive Vice President and Chief Financial Officer

WEST BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

                                                                            2005               2004
                                                                       --------------     --------------
ASSETS

Cash and due from banks (Note 13)                                      $   39,424,270     $   18,686,360
Federal funds sold and other short-term investments                         1,241,044         11,193,099
                                                                       --------------     --------------
                   CASH AND CASH EQUIVALENTS                               40,665,314         29,879,459

Securities available for sale (Notes 2, 7 and 9)                          270,333,846        281,110,020
Securities held to maturity (Notes 2, 7 and 9)                                      -         59,419,549
Federal Home Loan Bank stock, at cost (Note 9)                              4,384,400          6,522,800
Loans (Notes 3, 7 and 9)                                                  867,504,620        725,845,003
  Allowance for loan losses (Note 3)                                       (7,615,188)        (6,526,824)
                                                                       --------------     --------------
  Loans, net                                                              859,889,432        719,318,179
Premises and equipment, net (Note 4)                                        5,650,009          4,309,597
Accrued interest receivable                                                 7,861,647          6,505,047
Goodwill and other intangible assets (Note 5)                              27,116,287         16,561,810
Bank-owned life insurance                                                  22,099,259         21,256,138
Other assets (Note 10)                                                      6,380,103          3,551,911
                                                                       --------------     --------------

                                                                       $1,244,380,297     $1,148,434,510
                                                                       ==============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
    Deposits:
        Noninterest bearing demand                                     $  207,492,888     $  186,710,245
        Savings and interest bearing demand                               343,697,862        422,560,048
        Time, in excess of $100,000 (Note 6)                              269,057,298        193,716,248
        Other time (Note 6)                                               124,645,285         62,945,833
                                                                       --------------     --------------
                   TOTAL DEPOSITS                                         944,893,333        865,932,374

    Federal funds purchased and securities sold under
        agreements to repurchase (Note 9)                                  84,748,150         74,543,033
    Other short-term borrowings (Notes 2 and 7)                             4,732,124          4,668,451
    Accrued expenses and other liabilities                                  6,298,408          3,777,903
    Subordinated notes (Note 8)                                            20,619,000         20,619,000
    Long-term borrowings (Notes 2, 3 and 9)                                78,568,766         81,273,773
                                                                       --------------     --------------
                   TOTAL LIABILITIES                                    1,139,859,781      1,050,814,534
                                                                       --------------     --------------

COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS' EQUITY (Notes 11 and 12)
    Common stock, no par value; authorized 50,000,000 shares;
        16,701,873 shares issued and outstanding                            3,000,000          3,000,000
    Additional paid-in capital                                             32,000,000         32,000,000
    Retained earnings                                                      71,950,620         62,565,046
    Accumulated other comprehensive income (loss)                          (2,430,104)            54,930
                                                                       --------------     --------------
                   TOTAL STOCKHOLDERS' EQUITY                             104,520,516         97,619,976
                                                                       --------------     --------------

                                                                       $1,244,380,297     $1,148,434,510
                                                                       ==============     ==============

See Notes to Consolidated Financial Statements.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                           2005                2004                 2003
                                                                       -------------      -------------         -------------
Interest income:
    Loans, including fees                                              $  50,361,321      $  37,168,986         $  32,633,401
    Securities:
        U.S. Treasury, government agencies and corporations                6,902,778          6,408,522             4,727,838
        States and political subdivisions                                  4,098,811          2,399,378             1,725,250
        Other                                                              1,699,978          2,673,791             3,111,436
    Federal funds sold and other short-term investments                      411,866            947,993             1,263,190
                                                                       -------------      -------------         -------------
                   TOTAL INTEREST INCOME                                  63,474,754         49,598,670            43,461,115
                                                                       -------------      -------------         -------------

Interest expense:
    Demand and savings deposits                                            5,482,295          3,681,439             3,084,033
    Time deposits                                                         10,458,667          3,759,910             2,665,970
    Federal funds purchased and securities sold under
        agreements to repurchase                                           2,484,291            857,050             1,503,051
    Other short-term borrowings                                            1,682,784            444,120                 8,564
    Trust preferred securities                                                     -                  -               649,280
    Subordinated notes                                                     1,471,483          1,475,429                     -
    Long-term borrowings                                                   3,522,289          3,733,719             3,228,493
                                                                       -------------      -------------         -------------
                   TOTAL INTEREST EXPENSE                                 25,101,809         13,951,667            11,139,391
                                                                       -------------      -------------         -------------

                   NET INTEREST INCOME                                    38,372,945         35,647,003            32,321,724

Provision for loan losses (Note 3)                                         1,775,000          1,200,000               850,000
                                                                       -------------      -------------         -------------

                   NET INTEREST INCOME AFTER PROVISION FOR

                       LOAN LOSSES                                        36,597,945         34,447,003            31,471,724
                                                                       -------------      -------------         -------------

Noninterest income:
    Service charges on deposit accounts                                    4,659,509          4,968,077             4,984,373
    Trust services                                                           820,292            631,500               507,000
    Investment advisory fees                                               3,349,386          2,682,690               503,899
    Increase in cash value of bank-owned life insurance                      843,122            869,423               666,785
    Proceeds from bank-owned life insurance                                        -                  -               821,254
    Net realized gains from sales of securities available for sale           290,941            198,877               299,562
    Other income                                                           1,553,693          1,355,342             1,522,348
                                                                       -------------      -------------         -------------
                   TOTAL NONINTEREST INCOME                               11,516,943         10,705,909             9,305,221
                                                                       -------------      -------------         -------------

Noninterest expense:
    Salaries and employee benefits                                        10,307,508          9,680,139             7,700,608
    Occupancy                                                              2,497,104          2,056,755             1,582,660
    Data processing                                                        1,428,509          1,360,724             1,130,131
    Charitable contributions                                                 146,990            147,584             1,483,516
    Other expenses                                                         4,264,663          3,722,923             2,797,331
                                                                       -------------      -------------         -------------
                   TOTAL NONINTEREST EXPENSE                              18,644,774         16,968,125            14,694,246
                                                                       -------------      -------------         -------------
                   INCOME BEFORE INCOME TAXES                             29,470,114         28,184,787            26,082,699

Income taxes (Note 10)                                                     9,395,361          9,570,310             8,800,071
                                                                       -------------      -------------         -------------

                   NET INCOME                                          $  20,074,753      $  18,614,477         $  17,282,628
                                                                       =============      =============         =============

Earnings per share, basic                                              $        1.20      $        1.11         $        1.02
                                                                       =============      =============         =============

See Notes to Consolidated Financial Statements.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                                                        Accumulated
                                                                          Additional                       Other
                                            Comprehensive     Common        Paid-in       Retained     Comprehensive
                                               Income          Stock        Capital       Earnings     Income (Loss)      Total
                                            -------------  ------------  ------------  -------------  --------------   ------------
Balance, December 31, 2002                                 $  3,000,000  $ 32,000,000  $  49,792,716  $    1,031,446   $ 85,824,162
    Comprehensive income:
    Net income                              $  17,282,628             -             -     17,282,628               -     17,282,628
    Other comprehensive income,
       unrealized gains on securities,
       net of reclassification adjustment,
       net of tax                                  68,127             -             -              -          68,127         68,127
                                            -------------
    Total comprehensive income              $  17,350,755
                                            =============
    Cash dividends declared, $0.610 per
       share                                                          -             -    (10,278,573)              -    (10,278,573)
                                                           ------------  ------------  -------------  --------------   ------------
Balance, December 31, 2003                                    3,000,000    32,000,000     56,796,771       1,099,573     92,896,344
    Comprehensive income:
    Net income                              $  18,614,477             -             -     18,614,477               -     18,614,477
    Other comprehensive loss, unrealized
       (losses) on securities, net of
       reclassification adjustment,
       net of tax                              (1,044,643)            -             -              -      (1,044,643)    (1,044,643)
                                            -------------
    Total comprehensive income              $  17,569,834
                                            =============
    Cash dividends declared, $0.625 per
       share                                                          -             -    (10,483,877)              -    (10,483,877)
    Purchase of fractional shares
       resulting from stock dividend                                  -             -         (2,090)              -         (2,090)

    Shares reacquired under the common
       stock repurchase plan                                          -             -     (2,360,235)              -     (2,360,235)
                                                           ------------  ------------  -------------  --------------   ------------
Balance, December 31, 2004                                    3,000,000    32,000,000     62,565,046          54,930     97,619,976
    Comprehensive income:
    Net income                              $  20,074,753             -             -     20,074,753               -     20,074,753
    Other comprehensive loss, unrealized
       (losses) on securities, net of
       reclassification adjustment,
       net of tax                              (2,485,034)            -             -              -      (2,485,034)    (2,485,034)
                                            -------------
    Total comprehensive income              $  17,589,719
                                            =============
    Cash dividends declared, $0.640 per
       share                                                          -             -    (10,689,179)              -    (10,689,179)
                                                           ------------  ------------  -------------  --------------   ------------
BALANCE, DECEMBER 31, 2005                                 $  3,000,000  $ 32,000,000  $  71,950,620  $   (2,430,104)  $104,520,516
                                                           ============  ============  =============  ==============   ============

See Notes to Consolidated Financial Statements.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                                   2005              2004              2003
                                                                               ------------      ------------      ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                $ 20,074,753      $ 18,614,477      $ 17,282,628
     Adjustments to reconcile net income to net cash provided
         by operating activities:
         Provision for loan losses                                                1,775,000         1,200,000           850,000
         Net amortization and accretion                                           1,020,841         1,910,806         1,833,470
         Loss on disposition of fixed assets                                         29,144            28,236                 -
         Net (gains) from sales of securities available for sale and loans
            held for sale                                                          (460,568)         (351,343)         (657,029)
         Proceeds from sales of loans held for sale                              15,830,780        12,977,354        34,940,846
         Originations of loans held for sale                                    (15,537,153)      (12,878,888)      (34,626,996)
         Increase in value of bank-owned life insurance                            (843,122)         (869,423)         (666,785)
         Depreciation                                                               551,982           359,004           252,164
         Deferred income taxes                                                     (351,914)          486,713          (265,517)
         Change in assets and liabilities:
            (Increase) in accrued interest receivable                            (1,356,600)         (626,167)         (674,677)
            Increase (decrease) in accrued expenses and other liabilities         1,605,580         1,745,612        (1,483,171)
                                                                               ------------      ------------      ------------
                    NET CASH PROVIDED BY OPERATING ACTIVITIES                    22,338,723        22,596,381        16,784,933
                                                                               ------------      ------------      ------------

 CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sales, calls and maturities of securities
         available for sale                                                      90,552,674       103,179,320        48,649,704
     Purchases of securities available for sale                                 (44,478,980)     (195,052,005)     (147,154,163)
     Proceeds from maturities and calls of securities held to maturity           19,431,000        48,453,000        70,566,334
     Purchases of securities held to maturity                                             -       (30,717,948)      (16,755,419)
     Cash effect of Hawkeye State Bank, VMF Capital
       and Investors Management Group, Ltd. transactions                         (9,479,215)                -        19,124,018
     Acquisition of Federal Home Loan Bank stock                                (14,998,900)      (12,591,300)         (446,900)
     Proceeds from redemption of Federal Home Loan Bank stock                    17,137,300        11,266,100           191,400
     Net (increase) in loans                                                   (142,470,253)     (127,084,359)      (26,501,634)
     Purchases of premises and equipment                                         (1,409,672)       (1,013,817)         (180,406)
     Purchase of bank-owned life insurance                                                -                 -       (20,000,000)
     Change in other assets                                                      (1,977,392)          (37,707)          354,362
                                                                               ------------      ------------      ------------
                    NET CASH (USED IN) INVESTING ACTIVITIES                     (87,693,438)     (203,598,716)      (72,152,704)
                                                                               ------------      ------------      ------------

 CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                                                      78,960,959       160,858,361       (10,343,765)
     Net change in federal funds purchased and securities
         sold under agreements to repurchase                                     10,205,117       (10,899,642)      (43,321,061)
     Net change in other short-term borrowings                                   (1,436,327)       (5,023,522)        4,045,101
     Proceeds from issuing trust preferred securities                                     -                 -        20,000,000
     Proceeds from long-term borrowings                                          10,000,000        10,619,000         1,550,000
     Principal payments on long-term borrowings                                 (10,900,000)      (13,900,000)       (5,424,200)
     Purchase of fractional shares resulting from stock dividend                          -            (2,090)                -
     Payment for shares reacquired under common stock
         repurchase plan                                                                  -        (2,360,235)                -
     Cash dividends                                                             (10,689,179)      (10,483,877)      (10,278,573)
                                                                               ------------      ------------      ------------
                    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          76,140,570       128,807,995       (43,772,498)
                                                                               ------------      ------------      ------------

                                   (Continued)

WEST BANCORPORATION, INC. AND SUBSIDIARIES

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                           2005               2004              2003
                                                                       ------------     --------------     -------------
          NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         $ 10,785,855     $  (52,194,340)    $ (99,140,269)

 CASH AND CASH EQUIVALENTS
     Beginning                                                           29,879,459         82,073,799       181,214,068
                                                                       ------------     --------------     -------------
     Ending                                                            $ 40,665,314       $ 29,879,459      $ 82,073,799
                                                                       ============     ==============     =============

SUPPLEMENTAL DISCLOSURES OF CASH
    FLOW INFORMATION
    Cash payments for:
        Interest                                                       $ 23,851,270       $ 12,939,967      $ 11,523,793
        Income taxes                                                      9,541,763          8,548,000         9,747,183

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
    AND FINANCING ACTIVITIES
    Assets and (liabilities) received in conjunction with
        acquisition transactions:
        Cash                                                           $    520,785     $            -     $  22,701,753
        Investment securities                                                     -                  -        17,424,813
        Federal Home Loan Bank stock                                              -                  -         1,812,400
        Loans, net                                                                -                  -        83,725,241
        Premises and equipment                                              511,866                  -         2,360,129
        Goodwill                                                          8,392,706                  -        14,518,585
        Core deposit and other intangibles                                2,186,000                  -         2,503,982
        Other assets                                                        244,706                  -         1,206,565
        Deposits                                                                  -                  -      (102,319,278)
        Federal Home Loan Bank advances                                           -                  -       (38,614,630)
        Securities sold under agreements to repurchase                            -                  -        (1,345,065)
        Deferred tax liability                                             (879,409)                 -                 -
        Other liabilities                                                  (976,654)                 -          (396,760)
                                                                       ------------     --------------     -------------
                                                                         10,000,000                  -         3,577,735
        Less cash acquired                                                 (520,785)                 -       (22,701,753)
                                                                       ------------     --------------     -------------

                       NET CASH USED IN (PROVIDED BY) TRANSACTIONS     $  9,479,215     $            -     $ (19,124,018)
                                                                       ============     ==============     =============

See Notes to Consolidated Financial Statements.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of business: West Bancorporation, Inc. (the "Holding Company") is a holding company that has three wholly-owned subsidiaries: West Bank (the "Bank"), WB Capital Management Inc. ("WB Capital"), and Investors Management Group, Ltd. ("IMG") (referred to collectively as the "Company"). The Bank is state chartered and has its main office in West Des Moines, Iowa, with seven branches located in the Des Moines metropolitan area and three branches located in the Iowa City metropolitan area. WB Capital (d/b/a "VMF Capital") was formed in 2003 and is an investment advisory firm with offices located in West Des Moines and Cedar Rapids, Iowa. IMG, which was incorporated in 1982, was purchased on December 30, 2005, and is an investment advisory firm located in West Des Moines, Iowa. In addition, the Company owns a non-consolidated subsidiary, West Bancorporation Capital Trust I (the "Trust"), which was formed in 2003 for the purpose of issuing trust preferred securities.

Significant accounting policies:

      Accounting estimates and assumptions: The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenue and expense for the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term are the allowance for loan losses and fair value of financial instruments.

      Consolidation policy: The consolidated financial statements include the accounts of the Holding Company, the Bank, WB Capital and IMG. All significant intercompany transactions and balances have been eliminated in consolidation. A revision to FASB Interpretation No. 46, Consolidation of Variable Interest Entities, in the first quarter of 2004 stated that the financial statements for the Trust should not be consolidated with the Company's and intercompany transactions should not be eliminated. The result of this change was that the balance of subordinated debt increased by $619,000, which represents debt issued by the Company to the Trust. In addition, other assets increased by $619,000, which represents the Company's investment in the common stock of the Trust. The results of the Trust are recorded on the books of the Company using the equity method of accounting. There was no impact to net income as a result of this change.

      Other comprehensive income: The Financial Accounting Standards Board
      (FASB) Statement No. 130 requires unrealized gains and losses on the Company's securities available for sale to be included in comprehensive income.

      Cash and cash equivalents: For the statement of cash flow purposes, the Company considers cash, due from banks, federal funds sold and short-term investments, including money market mutual funds, to be cash and cash equivalents.

      Securities: Securities available for sale are reported at fair value, with unrealized gains and losses reported as a separate component of accumulated other comprehensive income, net of deferred income taxes. Available for sale securities may be sold for general liquidity needs, response to market interest rate fluctuations, implementation of asset-liability management strategies, funding increased loan demand, changes in securities prepayment risk or other similar factors. Realized gains and losses on sales are computed on a specific identification basis.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Securities held to maturity consist of debt securities for which the Company has the positive intent and the ability to hold to maturity. They are stated at cost, net of premium amortization and discount accretion. During 2005, the Company transferred all held to maturity investment securities to the available for sale category. The related unrealized gains at the date of transfer were included in other comprehensive income. The decision to transfer all held to maturity securities to the available for sale category was made to allow the entire investment portfolio to be managed on a total return basis.

      The amortized cost of debt securities classified as available for sale or held to maturity is adjusted for accretion of discounts to maturity and amortization of premiums over the estimated average life of each security, or in the case of callable securities, through the first call date, using the effective yield method. Such amortization and accretion is included in interest income.

      Declines in the fair value of individual securities, classified as either available for sale or held to maturity, below their amortized cost, that are determined to be other than temporary, result in write-downs of the individual securities to their fair value with the resulting write-downs included in current earnings as realized losses.

      Loans: Loans are stated at the principal amounts outstanding net of unearned loan fees with interest income recognized on the interest method based upon those outstanding loan balances.

      The accrual of interest on past due and other impaired loans is generally discontinued at 90 days or when, in the opinion of management, the borrower may be unable to make payments as they become due. Interest income is subsequently recognized only to the extent cash payments are received.

      A loan is impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

      Allowance for loan losses: The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb probable losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

      Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

      Trust assets: Assets held by the Bank in fiduciary or agency capacities are not included in the consolidated financial statements.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Investment advisory assets under management: Assets managed by WB Capital and IMG are not included in the consolidated financial statements.

      Intangible assets: The price paid over the net fair value of the acquired businesses ("goodwill") is not amortized. Other intangible assets are amortized over their estimated useful lives, using straight-line and accelerated methods. The recoverability of goodwill and other intangible assets is evaluated annually, at a minimum, or on an interim basis if events or circumstances indicate a possible inability to realize the carrying amount.

      Bank-owned life insurance: The carrying amount of bank-owned life insurance consists of the initial premium paid plus increases in cash value less the carrying amount associated with any death benefit received. Death benefits paid in excess of the applicable carrying amount are recognized as income, which is exempt from income taxes.

      Income taxes: The Company files a consolidated federal income tax return. Income tax expense is generally allocated as if the Holding Company and its subsidiaries file separate income tax returns. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the changes between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      Current accounting developments: In November 2005, the Financial Accounting Standards Board (FASB) issued FASB Staff Position, or FSP, SFAS 115-1 and SFAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The FSP addresses determining when an investment is considered impaired and whether that impairment is other than temporary, and measuring an impairment loss. The FSP also addresses the accounting after an entity recognizes an other-than-temporary impairment, and requires certain disclosures about unrealized losses that the entity did not recognize as other-than-temporary impairments. The FSP is effective for reporting periods beginning after December 15, 2005. The Company does not expect this FSP to have a material effect on the financial condition or results of operations.

      In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment. This Statement addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. The Statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires instead that such transactions be accounted for using a fair-value-based method. For public entities, the cost of employee services received in exchange for an award of equity instruments, such as restricted stock grants, will be measured based on the grant-date fair value of those instruments, and that cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). This Statement is effective for the Company beginning on January 1, 2006. The implementation of SFAS No. 123R is not expected to have a material effect on the Company's financial condition or results of operations.

      In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154, is a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 requires retrospective application for voluntary changes in accounting principles unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and corrections of errors in fiscal years beginning after December 15, 2005. Early application is permitted for accounting changes and corrections of errors during fiscal years beginning after June 1, 2005. The Company does not expect the requirements of SFAS No. 154 to have a material effect on the financial condition or results of operations.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Acquisitions: On July 18, 2003, the Company, through its wholly-owned bank subsidiary, West Bank, purchased the assets and assumed certain liabilities of Hawkeye State Bank in Iowa City, Iowa. In conjunction with this acquisition, the Company issued $20,000,000 in company-obligated, mandatorily redeemable preferred securities (commonly known as trust preferred securities) through a pooled transaction. Goodwill of $13,376,000 and a core deposit intangible of $1,680,000 were recorded as a result of the transaction. The core deposit intangible is being amortized over an estimated average life of approximately seven years.

      On October 1, 2003, the Company, through a newly formed subsidiary, WB Capital Management Inc., purchased the assets and assumed certain liabilities of VMF Capital, L.L.C. The company does business as VMF Capital. The purchase price was paid for with a combination of cash and a note payable. The payment of the note is contingent upon maintaining a certain amount of assets under management, which is expected to occur. Additional payments are contingent upon the attainment of certain profitability measures. Based upon operating results for the year ended December 31, 2005, an additional contingent payment of approximately $315,000 was recorded as additional goodwill and as a liability. The probability of attaining those profitability measures for the remainder of the contingent period, through December 31, 2008, is likely based on management's judgment. The maximum amount of additional payments contingent upon profitability measures is $1,685,000. Goodwill of $1,162,000 and identifiable intangible assets of $824,000 were recorded at the time of the purchase transaction. The identifiable intangible assets are being amortized over estimated lives of 6 - 10 years.

      On December 30, 2005, the Company purchased 100 percent of the stock of Investors Management Group, Ltd. (IMG). The transaction was effective as of the end of 2005. The purchase price was paid by cash. In conjunction with this acquisition, the Company borrowed $10,000,000 from a regional correspondent bank. Goodwill of $8,393,000 (not deductible for tax purposes) and identifiable intangible assets of $2,186,000 ($2,009,000 of which is not deductible for tax purposes) were recorded with this transaction. The identifiable intangible assets are being amortized over estimated lives of 4 - 10 years. IMG is an investment advisor focusing on fixed income assets, which complements and adds to the investment advisory services offered through VMF Capital.

      The operations of the former Hawkeye State Bank offices and VMF Capital are included in the consolidated statements of income, and cash flows from the date of acquisition and the operations of IMG will be included beginning in 2006.

      Earnings per share: Earnings per share represents income available to common shareholders divided by the weighted average number of shares outstanding during the period.

      On July 14, 2004, the Board of Directors of the Company declared a 5 percent common stock dividend, which was effective on August 2, 2004. Fractional shares resulting from the stock dividend were paid in cash. The average number of common shares outstanding and the earnings per common share have been restated for the stock dividend as if it occurred on January 1, 2003.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Presented below are the numerator and denominator used in the computations for earnings per common share for the years ended December 31: (The Company has no common equivalent shares that could cause dilution.)

                                    2005          2004         2003
                                  -----------  -----------  -----------
Numerator, income available to
   common stockholders            $20,074,753  $18,614,477  $17,282,628
                                  ===========  ===========  ===========

Denominator, weighted-average
   shares outstanding              16,701,843   16,761,278   16,863,285
                                  ===========  ===========  ===========

Basic earnings per common share   $      1.20  $      1.11  $      1.02
                                  ===========  ===========  ===========

NOTE 2. SECURITIES

Securities available for sale are as follows as of December 31, 2005 and 2004:

                                                                     2005
                                            ---------------------------------------------------------
                                                              GROSS         GROSS
                                              AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                                COST          GAINS        (LOSSES)         VALUE
                                            -------------   ----------   ------------   -------------
U.S. Government agencies and corporations   $ 150,093,417   $    2,700   $ (3,049,226)  $ 147,046,891
State and political subdivisions              104,662,390      531,810     (1,247,223)    103,946,977
Corporate notes and other investments          19,495,801      154,924       (310,747)     19,339,978
                                            -------------   ----------   ------------   -------------
                                            $ 274,251,608   $  689,434   $ (4,607,196)  $ 270,333,846
                                            =============   ==========   ============   =============

                                                                     2004
                                            ---------------------------------------------------------
                                                              Gross         Gross
                                              Amortized     Unrealized    Unrealized        Fair
                                                Cost          Gains        (Losses)         Value
                                            -------------   ----------   ------------   -------------
U.S. Government agencies and corporations   $ 186,008,795    $ 670,429   $   (378,224)  $ 186,301,000
State and political subdivisions               59,220,322      467,694       (959,570)     58,728,446
Corporate notes and other investments          35,790,055      327,497        (36,978)     36,080,574
                                            -------------   ----------   ------------   -------------
                                            $ 281,019,172   $1,465,620   $ (1,374,772)  $ 281,110,020
                                            =============   ==========   ============   =============

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Securities held to maturity are as follows as of December 31, 2004:

                                                                     2004
                                            ---------------------------------------------------------
                                                               Gross        Gross
                                              Amortized     Unrealized    Unrealized        Fair
                                                Cost           Gains       (Losses)         Value
                                            -------------   ----------   ------------   -------------
U.S. Government agencies and corporations   $  13,000,532   $   95,868   $          -   $  13,096,400
State and political subdivisions               38,185,095      629,910        (99,697)     38,715,308
Corporate notes and other investments           8,233,922      148,249        (52,721)      8,329,450
                                            -------------   ----------   ------------   -------------
                                            $  59,419,549   $  874,027   $   (152,418)  $  60,141,158
                                            =============   ==========   ============   =============

During 2005, the Company transferred all held to maturity investment securities to the available for sale category. The net carrying amount of transferred securities was $39,848,000. The related unrealized gains at the date of transfer were $413,000, and are included in other comprehensive income. The decision to transfer all held to maturity securities to the available for sale category was made to allow the entire investment portfolio to be managed on a total return basis.

The following tables show the gross fair value and gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous loss position, as of December 31, 2005 and 2004:

                                                                                 2005
                                         -----------------------------------------------------------------------------------------
                                             LESS THAN 12 MONTHS           12 MONTHS OR LONGER                    TOTAL
                                         --------------------------     ---------------------------    ---------------------------
                                             FAIR        UNREALIZED         FAIR        UNREALIZED        FAIR         UNREALIZED
                                            VALUE         (LOSSES)         VALUE         (LOSSES)         VALUE         (LOSSES)
                                         ------------   -----------     ------------   ------------    -------------   -----------
U.S. Government agencies and
  corporations                           $ 91,939,695   $(1,787,780)    $ 52,104,496   $ (1,261,446)   $ 144,044,191   $(3,049,226)
State and political
  subdivisions                             45,784,117      (629,075)      26,831,182       (618,148)      72,615,299    (1,247,223)
Corporate notes and
  other investments                         5,801,400      (195,622)       4,591,518       (115,125)      10,392,918      (310,747)
                                         ------------   -----------     ------------   ------------    -------------   -----------
                                         $143,525,212   $(2,612,477)    $ 83,527,196   $ (1,994,719)   $ 227,052,408   $(4,607,196)
                                         ============   ===========     ============   ============    =============   ===========

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                 2004
                                         -----------------------------------------------------------------------------------------
                                             LESS THAN 12 MONTHS           12 MONTHS OR LONGER                    TOTAL
                                         --------------------------     ---------------------------    ---------------------------
                                             FAIR        UNREALIZED         FAIR        UNREALIZED        FAIR         UNREALIZED
                                            VALUE         (LOSSES)         VALUE         (LOSSES)         VALUE         (LOSSES)
                                         ------------   -----------     ------------   ------------    -------------   -----------
U.S. Government agencies and
  corporations                           $ 57,715,120   $  (272,469)    $  2,887,500   $   (105,755)   $  60,602,620   $  (378,224)
State and political
  subdivisions                             54,733,968    (1,046,436)       1,239,176        (12,831)      55,973,144    (1,059,267)
Corporate notes and
  other investments                        11,694,243       (89,699)               -              -       11,694,243       (89,699)
                                         ------------   -----------     ------------   ------------    -------------   -----------
                                         $124,143,331   $(1,408,604)    $  4,126,676   $   (118,586)   $ 128,270,007   $(1,527,190)
                                         ============   ===========     ============   ============    =============   ===========

As of December 31, 2005, the investment portfolio included 25 U.S. agency securities, 105 municipal securities and five corporate notes with current unrealized losses that have existed for longer than one year. These securities reside in the Company's and the Bank's available for sale portfolio. The majority of the municipal obligations are with Iowa communities considered to be acceptable credit risks. Because the declines in fair value were due to changes in market interest rates, not in estimated cash flows, no other-than-temporary impairment was recorded at December 31, 2005.

The amortized cost and fair value of securities available for sale as of December 31, 2005 and 2004 by contractual maturity are shown below:

                                                             2005                                           2004
                                              ----------------------------------            -----------------------------------
                                                AMORTIZED               FAIR                  Amortized               Fair
                                                  COST                 VALUE                    Cost                  Value
                                              -------------        -------------            -------------          ------------
Due in one year or less                       $   7,805,789        $   7,772,971            $  25,400,202          $ 25,454,217
Due after one year through five years           108,121,339          106,267,915               80,033,811            79,985,321
Due after five years through ten years           85,065,042           83,600,435              115,059,485           115,323,290
Due after ten years                              73,259,438           72,692,525               60,525,674            60,347,192
                                              -------------        -------------            -------------          ------------
                                              $ 274,251,608        $ 270,333,846            $ 281,019,172          $281,110,020
                                              =============        =============            =============          ============

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amortized cost and fair value of securities held to maturity as of December 31, 2005 and 2004 by contractual maturity are shown below:

                                                             2005                                           2004
                                              ----------------------------------            -----------------------------------
                                                AMORTIZED               FAIR                  Amortized               Fair
                                                  COST                 VALUE                    Cost                  Value
                                              -------------        -------------            -------------          ------------
Due in one year or less                       $           -        $           -            $  11,761,280         $  11,785,795
Due after one year through five years                     -                    -               13,002,163            13,210,685
Due after five years through ten years                    -                    -               11,174,923            11,405,073
Due after ten years                                       -                    -               23,481,183            23,739,605
                                              -------------        -------------            -------------          ------------
                                              $           -        $           -            $  59,419,549         $  60,141,158
                                              =============        =============            =============          ============

For the years ended December 31, 2005, 2004 and 2003, proceeds from sales of securities available for sale amounted to $26,169,166, $12,388,666 and $23,310,427, respectively. Security gains of $301,109, $255,845 and $363,881 were realized for the years ended December 31, 2005, 2004 and 2003, respectively. Security losses of $10,168, $56,968 and $64,319 were realized for the years ended December 31, 2005, 2004 and 2003, respectively.

Securities with an amortized cost of approximately $239,200,000 and $237,346,000 as of December 31, 2005 and 2004, respectively, were pledged as collateral on the treasury tax and loan option notes, securities sold under agreements to repurchase, federal funds purchased, Federal Home Loan Bank (FHLB) notes payable, and for other purposes as required or permitted by law or regulation. Securities sold under agreements to repurchase are held in safekeeping on behalf of the Company.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The components of other comprehensive income (loss), net unrealized gains (losses) on securities available for sale, net of tax for the years ended December 31, 2005, 2004 and 2003, are as follows:

                                                              2005                2004               2003
                                                           -----------         -----------         ---------
Unrealized holding gains (losses) arising
 during the period including the reclassification
  of held to maturity securities                           $(3,717,669)        $(1,482,872)        $ 408,535
                                                           -----------         -----------         ---------

 Less reclassification adjustment for net (gains)
  realized in net income                                      (290,941)           (198,877)         (299,562)
                                                           -----------         -----------         ---------

       OTHER COMPREHENSIVE INCOME (LOSS),
           NET UNREALIZED GAINS (LOSSES)
           ON SECURITIES AVAILABLE FOR
           SALE BEFORE TAX (EXPENSE) CREDIT                 (4,008,610)         (1,681,749)          108,973

Tax (expense) credit                                         1,523,576             637,106           (40,846)
                                                           -----------         -----------         ---------
       OTHER COMPREHENSIVE INCOME (LOSS),
           NET UNREALIZED GAINS (LOSSES) ON
           SECURITIES AVAILABLE FOR SALE, NET
           OF TAX                                          $(2,485,034)        $(1,044,643)        $  68,127
                                                           ===========         ===========         =========

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans are as follows, as of December 31, 2005 and 2004:

                                                              2005                2004
                                                           ------------        ------------
Commercial                                                 $315,511,895        $268,805,257
Real estate:
 Construction, land and land development                    131,659,324          87,379,222
 1-4 family residential                                      82,157,459          75,615,737
 Commercial                                                 306,803,580         273,204,333
Consumer and other loans                                     32,538,388          21,897,355
                                                           ------------        ------------
                                                            868,670,646         726,901,904

Unearned loan fees                                            1,166,026           1,056,901
                                                           ------------        ------------

                                                           $867,504,620        $725,845,003
                                                           ============        ============

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The loan portfolio includes approximately $407,096,000 and $322,027,000 of fixed rate loans and $461,575,000 and $404,875,000 of variable rate loans as of December 31, 2005 and 2004, respectively.

Loans of approximately $1,212,000 and $354,000 as of December 31, 2005 and 2004, respectively, were pledged as collateral on the treasury tax and loan option notes and for other purposes as required or permitted by regulation.

Changes in the allowance for loan losses were as follows for the years ended December 31, 2005, 2004 and 2003:

                                                          2005               2004                 2003
                                                      -----------         -----------         -----------
Balance, at beginning of year                         $ 6,526,824         $ 5,975,587         $ 4,493,583
  Increase in allowance related to acquisition                  -                   -             911,000
  Provision for loan losses                             1,775,000           1,200,000             850,000
  Recoveries                                              136,130             166,311             205,057
  Charge-offs                                            (822,766)           (815,074)           (484,053)
                                                      -----------         -----------         -----------
Balance, at end of year                               $ 7,615,188         $ 6,526,824         $ 5,975,587
                                                      ===========         ===========         ===========

Impaired loans (non-accrual loans) were approximately $4,145,000 and $785,000 as of December 31, 2005 and 2004, respectively. One impaired loan totaling $3,867,000 has been specifically reviewed and it has been determined that based upon the information available a loss is not expected. The remaining balance of $278,000 consists of five different borrowers. An allowance totaling $70,000 has been assigned to these loans. The balance of impaired loans at December 31, 2004 comprised eight different borrowers. An allowance totaling $196,000 was assigned to those loans. The average recorded investment in impaired loans during 2005 and 2004 was approximately $ 1,910,000 and $1,793,000, respectively. Interest income foregone on impaired loans was approximately $91,000 during 2005 and $98,000 in 2004. Loans past due 90 days or more and still accruing interest totaled $767,000 and $75,000 at December 31, 2005 and 2004, respectively.

The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties.

Loan transactions with related parties were as follows for the years ended December 31, 2005 and 2004:

                                      2005                 2004
                                  ------------         ------------
Balance, beginning of year        $ 14,547,357         $ 17,963,975
  New loans                          9,356,559            5,863,825
  Repayments                        (9,576,339)          (9,280,443)
                                  ------------         ------------
Balance, end of year              $ 14,327,577         $ 14,547,357
                                  ============         ============

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. PREMISES AND EQUIPMENT

Premises and equipment are as follows as of December 31, 2005 and 2004:

                                                       2005              2004
                                                    ----------        ----------
Land                                                $1,306,816        $1,306,816
Building                                             1,014,866         1,014,866
Furniture and equipment                              5,194,263         3,644,879
Leasehold improvements                               1,243,858           938,764
                                                    ----------        ----------
                                                     8,759,803         6,905,325
Accumulated depreciation                             3,109,794         2,595,728
                                                    ----------        ----------
                                                    $5,650,009        $4,309,597
                                                    ==========        ==========

NOTE 5. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is the excess of the cash paid over the net fair value of assets acquired and liabilities assumed in an acquisition, less the amount of identifiable intangible assets. Goodwill is not amortized, but is tested for impairment on an annual basis. The Company has determined that there is no impairment of goodwill.

Other intangible assets are those that can be separately identified and assigned a value. Other intangible assets are amortized over their estimated life using an appropriate amortization method. The Company is using the straight-line method to amortize the core deposit intangible and employment/non-compete contracts and accelerated methods to amortize the intangible assets associated with client lists. The value of the core deposit intangible was determined according to four major deposit categories: noninterest bearing demand deposits, interest bearing demand deposits, savings deposits and money market deposits. A separate estimated life was determined for each component.

Goodwill and other intangible assets primarily result from the acquisition of Hawkeye State Bank, VMF Capital, L.L.C. and IMG. The following table summarizes the changes in the gross carrying amount of intangible assets during 2004 and 2005:

                                                                                       Employment/
                                                                                       Noncompete
                                    Goodwill        Core Deposit      Client Base       Contracts           Total
                                  -----------        ----------        ----------      -----------       -----------
Balance, December 31, 2003        $14,518,585        $1,679,655        $  499,082        $325,245        $17,022,567
  Additions - 2004                     19,000                 -                 -               -             19,000
                                  -----------        ----------        ----------        --------        -----------
Balance, December 31, 2004         14,537,585         1,679,655           499,082         325,245         17,041,567
  Additions - 2005                  8,707,631                 -         2,009,000         177,000         10,893,631
                                  -----------        ----------        ----------        --------        -----------
BALANCE, DECEMBER 31, 2005        $23,245,216        $1,679,655        $2,508,082        $502,245        $27,935,198
                                  ===========        ==========        ==========        ========        ===========

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The gross carrying amount of intangible assets and the accumulated amortization at December 31, 2005 and 2004 is presented in the following table:

                                                   2005                                2004
                                        ------------------------------        ---------------------------
                                                          ACCUMULATED                         Accumulated
                                           GROSS          AMORTIZATION          Gross        Amortization
                                        -----------       ------------        -----------    ------------
Goodwill                                $23,245,216       $          -        $14,537,585    $          -
Amortized intangible assets:
 Core deposit                             1,679,655            531,473          1,679,655         314,747
 Client base                              2,508,082            163,704            499,082          95,012
 Employment/noncompete contracts            502,245            123,734            325,245          69,998
                                        -----------        -----------        -----------    ------------
                                        $27,935,198        $   818,911        $17,041,567    $    479,757
                                        ===========        ===========        ===========    ============

Amortization expense for the years ended December 31, 2005, 2004 and 2003 was $339,154, $357,677 and $169,810, respectively. The future scheduled amortization as of December 31, 2005 is as follows:

                                                                 Employment/
                                                                 Noncompete
                     Core Deposit           Client Base           Contracts                Total
                     ------------           -----------          ------------           ----------
2006                  $  216,726            $  569,399            $   97,986            $  884,111
2007                     216,726               541,083                97,986               855,795
2008                     237,608               391,423                97,986               727,017
2009                     204,922               288,212                84,553               577,687
2010                     147,662               207,491                     -               355,153
Thereafter               124,538               346,770                     -               471,308
                      ----------            ----------            ----------            ----------
                      $1,148,182            $2,344,378            $  378,511            $3,871,071
                      ==========            ==========            ==========            ==========

NOTE 6. DEPOSITS

At December 31, 2005, the scheduled maturities of time deposits are as follows:

2006                        $ 326,608,096
2007                           42,618,419
2008                           16,227,622
2009                            5,675,474
2010 and thereafter             2,572,972
                            -------------
                            $ 393,702,583
                            =============

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. OTHER SHORT-TERM BORROWINGS

Short-term borrowings as of December 31, 2005 consisted of Treasury, Tax and Loan option notes, a note payable to VMF Capital L.L.C. and a note payable to a regional correspondent bank. Short-term borrowings as of December 31, 2004 consisted of Treasury, Tax and Loan option notes and a note payable to VMF Capital L.L.C. The Treasury, Tax and Loan option notes and the FHLB short-term advances are collateralized by certain loans and investment securities.

NOTE 8.

SUBORDINATED NOTES

On July 18, 2003, the Company obtained $20,619,000 in trust preferred securities from its participation in the issuance of a pooled trust preferred security. The security has a 30-year maturity, does not require any principal amortization and is callable in seven years at par at the issuer's option. The interest rate is fixed for seven years at 6.975 percent and then becomes variable based on the three-month LIBOR rate plus 3.05 percent. Interest is payable quarterly. Holders of the subordinated notes have no voting rights, are unsecured, and rank junior in priority to all of the Company's indebtedness and senior to the Company's common stock. See Note 1 for a discussion of the accounting principles related to this debt.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. LONG -TERM BORROWINGS

At December 31, 2005, long -term borrowings consist of the following FHLB advances, a note payable to VMF Capital, L.L.C. and a note payable to a regional correspondent bank:

                                                                           Interest
                                                          Amount             Rate       Maturity
                                                        -------------      --------     --------
FHLB advances                                           $   2,975,479         3.34%        2007
                                                           33,269,882         4.89         2008(a)
                                                            1,971,921         4.16         2009
                                                           25,342,472         5.49         2010(a)
                                                            5,509,012         3.46         2011
                                                        -------------
   TOTAL FHLB ADVANCES                                     69,068,766
                                                        -------------
Note payable, VMF Capital, L.L.C.                             500,000         6.00         2007

Note payable, correspondent bank                            1,000,000         5.50         2007
                                                            1,000,000         5.50         2008
                                                            1,000,000         5.50         2009
                                                            6,000,000         5.50         2010
                                                        -------------
   TOTAL LONG-TERM PORTION OF NOTE
      PAYBLE TO CORRESPONDENT BANK (b)                      9,000,000
                                                        -------------

   TOTAL LONG-TERM BORROWINGS                           $  78,568,766
                                                        =============

(a)   These advances are callable on a quarterly basis.

(b)   The interest rate is variable and is tied to prime rate.

The FHLB advances are collateralized by FHLB stock, investment securities and real estate loans as required by the FHLB's collateral policy. Certain advances listed above were assumed in the Hawkeye State Bank transaction. Balances shown and the indicated interest rate reflect purchase accounting adjustments.

The $500,000 installment payable to VMF Capital, L.L.C. is due and payable only if the amount of assets under the management of WB Capital on the last day of the calendar year immediately preceding the due date of the installment payment equals or exceeds assets under management as of October 1, 2003. Management currently believes this payment will be required.

On December 30, 2005, the Company obtained a $10 million note payable to a large regional correspondent bank. The proceeds were used to acquire IMG on that date. Principal is payable in 19 quarterly installments of $250,000 plus a final payment which is due on December 30, 2010. Principal may be prepaid without penalty. Interest is payable quarterly and the rate is variable and tied to prime rate. The loan agreement covenants require the Company to maintain the Bank's regulatory capital ratios in excess of those required to be well-capitalized and to maintain the Bank's return on average assets in excess of 1.25%.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the fourth quarter of 2005, the Company obtained a $2.5 million unsecured line of credit through a large regional correspondent bank. The interest rate is variable and tied to LIBOR. Neither this line nor the previously established line was used during 2005, 2004 or 2003.

At December 31, 2005, the Bank had arrangements to borrow $100 million in unsecured federal funds lines of credit at correspondent banks which are available under the correspondent bank's normal terms. Two of these lines expire at various times through December 2006. The others have no stated expiration date. As of December 31, 2005, $25 million was outstanding under these arrangements. The Bank also has additional borrowing capacity of approximately $80 million at the FHLB as of December 31, 2005.

NOTE 10. INCOME TAXES

The components of income tax expense are as follows for the years ended December 31, 2005, 2004 and 2003:

                     2005               2004              2003
                 -----------         ----------        -----------
Current:
  Federal        $ 8,301,232         $7,728,405        $ 7,757,894
  State            1,446,043          1,355,192          1,307,694
Deferred            (351,914)           486,713           (265,517)
                 -----------         ----------        -----------
                 $ 9,395,361         $9,570,310        $ 8,800,071
                 ===========         ==========        ===========

Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35% to income before income taxes as a result of the following:

                                                                 Years Ended December 31,
                                        --------------------------------------------------------------------------------------
                                                     2005                        2004                         2003
                                        ---------------------------   -------------------------   ----------------------------
                                                           PERCENT                     Percent                        Percent
                                                          OF PRETAX                   of Pretax                      of Pretax
                                            AMOUNT          INCOME       Amount         Income        Amount           Income
                                        ------------      ---------   -----------     ---------    -----------       ---------
Computed "expected" tax
  expense                               $ 10,314,540         35.0%    $ 9,864,676         35.0%    $ 9,128,944         35.0%
State income tax, net of
  federal income tax benefit                 916,753          3.1         902,065          3.2         825,336          3.2
Tax-exempt interest income                (1,595,378)        (5.4)       (971,936)        (3.4)       (698,784)        (2.7)
Nondeductible interest
  expense to own
  tax-exempts                                187,712          0.6          77,507          0.3          53,921          0.2
Tax-exempt life insurance
  proceeds and increase
  in cash value                             (295,093)        (1.0)       (304,298)        (1.1)       (520,814)        (2.0)
Other, net                                  (133,173)        (0.4)          2,296            -          11,468            -
                                        ------------         ----     -----------         ----     -----------         ----
                                        $  9,395,361         31.9%    $ 9,570,310         34.0%    $ 8,800,071         33.7%
                                        ============         ====     ===========         ====     ===========         ====

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net deferred tax assets consist of the following as of December 31, 2005 and 2004:

                                                                   2005            2004
                                                                -----------     -----------
   Deferred tax assets:

      Allowance for loan losses                                 $ 2,893,771     $ 2,480,193
      Net unrealized losses on securities available for sale      1,487,659               -
      Purchase accounting on borrowings                             519,230         670,272
      State net operating loss carryforward                          96,200         101,300
      Other                                                          99,932          56,216
                                                                -----------     -----------
                                                                  5,096,792       3,307,981
                                                                -----------     -----------

   Deferred tax liabilities:
      Deferred loan fees                                            121,831         164,336
      Net unrealized gain on securities available for sale                           35,917
      Intangibles                                                 2,388,385       1,360,357
      Premises and equipment                                        447,662         397,665
      Other                                                         154,824         260,397
                                                                -----------     -----------
                                                                  3,112,702       2,218,672
                                                                -----------     -----------

   Net deferred tax asset before valuation allowance              1,984,090       1,089,309
   Valuation allowance for deferred tax asset                          -           (101,300)
                                                                -----------     -----------

                 NET DEFERRED TAX ASSET                         $ 1,984,090     $   988,009
                                                                ===========     ===========

The Company has approximately $1,604,000 of operating loss carryforwards available to the Holding Company, WB Capital and IMG to offset future state taxable income. During 2005, the Company did not record a valuation allowance against the tax effect of those net operating loss carryforwards, as management believes it is more likely than not that such carryforwards will be utilized due to projected taxable income of the non-bank affiliates. The valuation allowance which was established prior to 2005 was recognized as a reduction to tax expense in the current year. The state operating loss carryforwards expire as follows:

 Year expiring:
2006                  $     42,000
2007                        12,000
2008                             -
2009                             -
2010 and thereafter      1,550,000
                      ------------
                      $  1,604,000
                      ============

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. REGULATORY CAPITAL REQUIREMENTS

The Company and West Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators which, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and West Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes the Company and Bank met all capital adequacy requirements to which they are subject as of December 31, 2005.

As of December 31, 2005, the most recent notification from regulatory agencies categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company's and West Bank's capital amounts and ratios are as follows:

                                                                     To Be Well-
                                                                   Capitalized Under
                                                  For Capital      Prompt Corrective
                                  Actual       Adequacy Purposes   Action Provisions
                             ---------------   -----------------  ------------------
(dollar amounts in thousands) Amount   Ratio    Amount    Ratio     Amount    Ratio
                             --------  -----   ---------  -----   ---------   ------

AS OF DECEMBER 31, 2005:
TOTAL CAPITAL (TO RISK-
WEIGHTED ASSETS)
     CONSOLIDATED            $107,450   10.8%  $  79,227    8.0%  $  99,036    10.0%
     WEST BANK                111,303   11.3      78,926    8.0      98,658    10.0

TIER I CAPITAL (TO RISK-
WEIGHTED ASSETS)
     CONSOLIDATED              99,835   10.1      39,613    4.0      59,420     6.0
     WEST BANK                 83,688    8.5      39,463    4.0      59,195     6.0

TIER I CAPITAL (TO
AVERAGE ASSETS)
     CONSOLIDATED              99,835    8.3      48,019    4.0      60,024     5.0
     WEST BANK                 83,688    7.0      48,122    4.0      60,152     5.0

As of December 31, 2004:
Total Capital (to Risk-
Weighted Assets)
     Consolidated            $107,530   12.3%  $  69,821    8.0%  $  87,276    10.0%
     West Bank                101,128   11.6      69,563    8.0      86,954    10.0

Tier I Capital (to Risk-
Weighted Assets)
     Consolidated             101,003   11.6      34,910    4.0      52,366     6.0
     West Bank                 74,601    8.6      34,782    4.0      52,173     6.0

Tier I Capital (to
Average Assets)
     Consolidated             101,003    8.6      47,041    4.0      58,801     5.0
     West Bank                 74,601    6.4      46,775    4.0      58,469     5.0

The Bank is restricted as to the amount of dividends that may be paid to the Holding Company without prior regulatory approval. The Bank may not pay dividends that would result in its capital levels being reduced below the minimum requirements. As of December 31, 2005, the Bank had approximately $2.5 million of retained earnings available for dividends.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  12. COMMON STOCK TRANSACTIONS

On April 13, 2005, the Board of Directors authorized the buy-back of the Company's common stock for a period of twelve months, in an amount not to exceed $5 million. Since the authorization, there have been no purchases of Company stock.

On April 12, 2005, shareholders approved the West Bancorporation, Inc. Restricted Stock Compensation Plan. The plan provides awards to be made until March 1, 2015, with a maximum of 300,000 shares purchased in the open market to be issued as awards, subject to certain restrictions. The Compensation Committee of the Company's Board of Directors administers the Plan. As of December 31, 2005, no awards had been granted.

On July 14, 2004, the Board of Directors of the Company declared a 5 percent common stock dividend for holders of record on July 26, 2004. As a result of this action, 795,202 shares of common stock were issued. Fractional shares resulting from the 5 percent common stock dividend were paid in cash.

On April 15, 2004, the Board of Directors authorized the buy-back of the Company's common stock for a period of twelve months, in an amount not to exceed $5 million. Since the authorization, which expired on April 14, 2005, 161,312 shares (restated for the 5 percent common stock dividend) were purchased in the second quarter of 2004 at a cost of $2,360,235.

NOTE  13. COMMITMENTS AND CONTINGENCIES AND RELATED-PARTY LEASES

The Company leases real estate under several noncancelable operating lease agreements. Rent expense was approximately $994,000, $881,000 and $773,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company leases certain real estate from two directors of the Company. Terms of two noncancelable operating leases were consummated prior to one of the directors being named by the Company in 1996. Terms for one of the leases were renegotiated during 2005 and terms of another noncancelable operating lease were consummated on terms deemed to be at arm's-length. Rent expense to the related parties was approximately $204,000, $192,000 and $187,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

The approximate total minimum rental commitments as of December 31, 2005 are as follows:

              Related Party       Total
             ---------------   -----------

2006         $       223,000   $ 1,416,000
2007                 200,000     1,167,000
2008                 190,000     1,002,000
2009                 194,000       925,000
2010                 194,000       767,000
Thereafter         3,083,000     4,626,000
             ---------------   -----------
                 $ 4,084,000   $ 9,903,000
             ===============   ===========

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Required reserve balances: The Bank is required to maintain an average reserve balance with the Federal Reserve Bank. Required reserve balances were approximately $2,855,000 and $4,122,000 as of December 31, 2005 and 2004,
respectively.

When issued investment securities: As of December 31, 2005, the Bank had commitments to purchase municipal securities to be issued in January 2006. The total principal of these securities is approximately $1,738,000.

Financial instruments with off-balance-sheet risk: The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. The Company's commitments as of December 31, 2005 and 2004 are approximately as follows:

                                          2005              2004
                                     --------------     --------------
 Commitments to extend credit        $  247,849,000     $  188,495,000
 Standby letters of credit               23,230,000         22,181,000
                                     --------------     --------------
                                     $  271,079,000     $  210,676,000
                                     =============     ===============

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, income-producing commercial properties, crops and livestock.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances in which the Company deems necessary. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Bank would be required to fund the commitment. The maximum potential amount of future payments the Bank could be required to make is represented by the contractual amount shown in the summary above. If the commitment is funded, the Bank would be entitled to seek recovery from the customer. At December 31, 2005 and 2004, no amounts have been recorded as liabilities for the Bank's potential obligations under these guarantees.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations of credit risk: Substantially all of the Company's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Company's market area (a 50-mile radius of the greater Des Moines, Iowa, metropolitan area and a 30-mile radius of the Iowa City, Iowa, metropolitan area). Securities issued by state and political subdivisions primarily involve governmental entities within the state of Iowa. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers.

Contingencies: In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

NOTE 14. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

The Company restated its profit sharing plan during 2004 to include a stock ownership plan. The restated plan is an employee savings and stock ownership plan covering substantially all of its employees. The plan consists of two components. One component is an employee stock ownership plan. The other component is a profit sharing plan. Both components have a qualified cash or deferred arrangement under Code Section 401(k). The purpose of the plan is to offer participants a systematic program for the accumulation of retirement and savings income, as well as a means by which to obtain beneficial interest of ownership in company stock. The stock ownership component of the plan is intended to invest exclusively in common stock of the Company.

The contributions made by the Company to the profit sharing component are determined annually by the Board of Directors. Profit sharing expense for the years ended December 31, 2005, 2004 and 2003 was approximately $358,000, $413,000 and $323,000, respectively.

The plan allows eligible employees to defer a portion of their compensation ranging from 1% to the maximum dollar amount allowed by current law. The Company is required to match a portion of the employees' contribution. The Company's match is 100% of the first 2% of employee deferrals and 50% of the next 2% of employee deferrals. Expense for the years ended December 31, 2005, 2004 and 2003 was approximately $180,000, $170,000 and $133,000, respectively.

As of December 31, 2005 and 2004, the plan held 230,856 and 225,551 shares of Company stock, respectively. These shares are included in the computation of earnings per share. Dividends on shares held in the plan may be reinvested in Company stock or paid in cash to the participants.

NOTE 15. ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, are not necessarily indicative of the amounts that the Company could realize in a current market exchange. SFAS No. 107 excludes all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and due from banks: The carrying amount approximates fair value.

Federal funds sold and other short-term investments: The carrying amount approximates fair value.

Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable financial instruments.

Federal Home Loan Bank stock: The fair value of this untraded stock is estimated at its carrying value and redemption price of $100 per share.

Loans: Fair values of loans are estimated using discounted cash flow analysis based on interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

Deposits: The carrying amounts for demand and savings deposits, which represents the amount payable on demand, approximates their fair values. Fair values for fixed-rate and variable-rate certificates of deposit are estimated using discounted cash flow analysis based on interest rates currently being offered on certificates with similar terms.

Accrued interest receivable and payable: The fair values of both accrued interest receivable and payable approximate their carrying amounts.

Federal funds purchased and securities sold under agreements to repurchase and other borrowings: The carrying amounts of federal funds purchased and securities sold under agreements to repurchase and certain other borrowings approximate their fair values. Fair values of long-term borrowings including subordinated notes are estimated using discounted cash flow analysis based on interest rates currently being offered with similar terms.

Commitments to extend credit and standby letters of credit: The approximate fair values of commitments and standby letters of credit are considered equal to their notional values, based on the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and creditworthiness of the counterparties.

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The carrying amounts and approximate fair values are as follows as of December 31, 2005 and 2004:

                                                             2005                            2004
                                                 ----------------------------    ---- -----------------------
                                                   CARRYING       APPROXIMATE      Carrying       Approximate
                                                    AMOUNT        FAIR VALUE        Amount        Fair Value
                                                 ------------------------------------------------------------
 Financial assets:
  Cash and due from banks                        $ 39,424,000    $ 39,424,000    $ 18,686,000    $ 18,686,000
  Federal funds sold and other short-term           1,241,000       1,241,000      11,193,000      11,193,000
investments
  Securities available for sale                   270,334,000     270,334,000     281,110,000     281,110,000
  Securities held to maturity                               -               -      59,420,000      60,141,000
  Federal Home Loan Bank stock                      4,384,000       4,384,000       6,523,000       6,523,000
  Loans, net                                      859,889,000     856,920,000     719,318,000     720,682,000
  Accrued interest receivables                      7,862,000       7,862,000       6,505,000       6,505,000
 Financial liabilities:
  Deposits                                        944,893,000     944,855,000     865,932,000     864,399,000
  Federal funds purchased and securities sold
    under agreements to repurchase                 84,748,000      84,748,000      74,543,000      74,543,000
  Other short-term borrowings                       4,732,000       4,732,000       4,668,000       4,668,000
  Accrued interest payable                          2,882,000       2,882,000       1,631,000       1,631,000
  Subordinated notes                               20,619,000      21,769,000      20,619,000      22,796,000
  Long-term borrowings                             78,569,000      78,604,000      81,274,000      83,600,000
  Off-balance-sheet financial instruments:
    Commitments to extend credit                            -               -               -               -
    Standby letters of credit                               -               -               -               -

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16. OPERATING SEGMENTS

An operating segment is generally defined as a component of a business for which discrete financial information is available and the operating results of which are regularly reviewed by the chief operating decision-maker. The Company's primary business segment is banking. The banking segment generates revenue through interest and fees on loans, service charges on deposit accounts, interest on investment securities and fees for trust services. The banking segment includes West Bank, the Holding Company and related elimination entries between the two, as the Holding Company's operation is similar to the bank. The "Other" segment represents the Company's investment management subsidiaries and intercompany eliminations. Selected financial information on the Company's segments is presented below for the years ended December 31, 2005, 2004 and 2003 (dollars in thousands).

                                                              2005
                                                            SEGMENTS
                                        -------------------------------------------
                                          BANKING          OTHER       CONSOLIDATED
                                        -------------------------------------------
 Interest income                        $     63,475    $         -    $     63,475
 Interest expense                             25,042             60          25,102
                                        ------------    -----------    ------------
 Net interest income                          38,433            (60)         38,373
 Provision for loan losses                     1,775              -           1,775
                                        ------------    -----------    ------------
 Net interest income after provision
  for loan losses                             36,658            (60)         36,598
 Noninterest income                            8,168          3,349          11,517
 Noninterest expense                          16,020          2,625          18,645
                                        ------------    -----------    ------------
 Income before income taxes                   28,806            664          29,470
 Income taxes                                  9,131            264           9,395
                                        ------------    -----------    ------------
 Net income                             $     19,675    $       400    $     20,075
                                        ============    ===========    ============

 Depreciation and amortization          $        722    $       169    $        891
                                        ============    ===========    ============

 Goodwill                               $     13,376    $     9,869    $     23,245
                                        ============    ===========    ============

 Total assets                           $  1,229,703    $    14,677    $  1,244,380
                                        ============    ===========    ============


WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                            2004
                                                          Segments
                                        --------------------------------------------
                                          Banking          Other       Consolidated
                                        --------------------------------------------
 Interest income                         $    49,599    $         -    $      49,599
 Interest expense                             13,862             90           13,952
                                        ------------    -----------    -------------
 Net interest income                          35,737            (90)          35,647
 Provision for loan losses                     1,200              -            1,200
                                        ------------    -----------    -------------
 Net interest income after provision
  for loan losses                             34,537            (90)          34,447
 Noninterest income                            8,023          2,683           10,706
 Noninterest expense                          14,464          2,504           16,968
                                        ------------    -----------    -------------
 Income before income taxes                   28,096             89           28,185
 Income taxes                                  9,538             33            9,571
                                        ------------    -----------    -------------
 Net income                             $     18,558    $        56    $      18,614
                                        ============    ===========    ====-========

 Depreciation and amortization          $        538    $       173    $         711
                                        ============    ===========    =============

 Goodwill                               $     13,376    $     1,162    $      14,538
                                        ============    ===========    =============

 Total assets                           $  1,145,686    $     2,749    $   1,148,435
                                        ============    ===========    =============

                                                           2003
                                                          Segments
                                        --------------------------------------------
                                           Banking         Other       Consolidated
                                        --------------------------------------------
 Interest income                        $     43,461    $         -    $      43,461
 Interest expense                             11,116             23           11,139
                                        ------------    -----------    -------------
 Net interest income                          32,345            (23)          32,322
 Provision for loan losses                       850              -              850
                                        ------------    -----------    -------------
 Net interest income after provision
  for loan losses                             31,495            (23)          31,472
 Noninterest income                            8,801            504            9,305
 Noninterest expense                          14,087            607           14,694
                                        ------------    -----------    -------------
 Income before income taxes                   26,209           (126)          26,083
 Income taxes                                  8,844            (44)           8,800
                                        ------------    -----------    -------------
 Net income                             $     17,365    $       (82)   $      17,283
                                        ============    ===========    =============

 Depreciation and amortization          $        365    $        52    $         417
                                        ============    ===========    =============

 Goodwill                               $     13,375    $     1,144    $      14,519
                                        ============    ===========    =============

 Total assets                           $    998,069    $     2,543    $   1,000,612
                                        ============    ===========    =============

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17. WEST BANCORPORATION, INC. (PARENT COMPANY ONLY) CONDENSED FINANCIAL STATEMENTS

                                 BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004

                                                         2005            2004
-----------------------------------------------------------------------------------

ASSETS

Cash                                                 $     553,980    $   1,271,011
Investment in securities available for sale              4,873,850        5,147,981
Investment in West Bank                                 95,805,859       89,427,275
Investment in WB Capital Management Inc.                 1,873,483        1,473,917
Investment in Investors Management Group, Ltd.          10,000,000                -
Investment in West Bancorporation Capital Trust I          619,000          619,000
Intercompany debentures from West Bank                  20,000,000       20,000,000
Other assets                                             1,458,836          566,113
                                                     -------------    -------------

           TOTAL ASSETS                              $ 135,185,008    $ 118,505,297
                                                     =============    =============

LIABILITIES AND EQUITY

LIABILITIES
 Accrued expenses and other liabilities              $      45,492    $     266,321
 Note payable                                           10,000,000                -
 Subordinated notes                                     20,619,000       20,619,000
                                                     -------------    -------------
           TOTAL LIABILITIES                            30,664,492       20,885,321
                                                     -------------    -------------

EQUITY
 Common stock                                            3,000,000        3,000,000
 Additional paid-in capital                             32,000,000       32,000,000
 Retained earnings                                      71,950,620       62,565,046
 Accumulated other comprehensive income (loss)          (2,430,104)          54,930
                                                     -------------    -------------

           TOTAL EQUITY                                104,520,516       97,619,976
                                                     -------------    -------------

           TOTAL LIABILITIES AND EQUITY              $ 135,185,008    $ 118,505,297
                                                     =============    =============

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                     2005             2004            2003
                                                 ----------------------------------------------
Operating income:
 Equity in net income of West Bank               $ 19,670,202     $ 18,908,160     $ 17,782,998
 Equity in net income (loss) of WB Capital
  Management Inc.                                     399,566           55,533          (81,616)
 Equity in net income of West Bancorporation
  Capital Trust I                                      43,775           43,846                -
 Interest and dividend income                       1,607,560        1,546,620          433,637
 Gain on sale of investment securities                 41,527            9,301          160,277
                                                 ------------     ------------     ------------
                                                   21,762,630       20,563,460       18,295,296
                                                 ------------     ------------     ------------

Operating expenses:
 Interest on note payable                               3,056                -                -
 Interest on trust preferred securities                     -                -          649,280
 Interest on subordinated notes                     1,471,483        1,475,429                -
 Salaries and employee benefits                       229,339          464,254          409,668
 Other                                                368,957          292,990          178,899
                                                 ------------     ------------     ------------
                                                    2,072,835        2,232,673        1,237,847
                                                 ------------     ------------     ------------

           INCOME BEFORE INCOME TAXES              19,689,795       18,330,787       17,057,449

Income tax (credits)                                 (384,958)        (283,690)        (225,179)
                                                 ------------     ------------     ------------

           NET INCOME                            $ 20,074,753     $ 18,614,477     $ 17,282,628
                                                 ============     ============     ============

WEST BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                       2005             2004              2003
                                                                  ----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                       $  20,074,753     $  18,614,477     $  17,282,628
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Equity in net income of West Bank                                 (19,670,202)      (18,908,160)      (17,782,998)
  Equity in net (income) loss of WB Capital Management Inc.            (399,566)          (55,533)           81,616
  Equity in net income of West Bancorporation Capital Trust I           (43,775)          (43,846)                -
  Dividends received from West Bank                                  10,800,000        15,275,000        16,369,500
  Dividends received from West Bancorporation Capital
    Trust I                                                              43,775            43,846                 -
  Gains from sale of securities available for sale                      (41,527)           (9,301)         (160,277)
  Amortization                                                           48,655            39,949             6,030
  Deferred income taxes                                                 (82,784)           (1,066)           (2,355)
  Changes in assets and liabilities:
    Increase in other assets                                           (826,817)         (141,926)         (403,743)
    Increase (decrease) in accrued expenses and
      other liabilities                                                (220,829)           36,554           217,373
                                                                  -------------     -------------     -------------
           NET CASH PROVIDED BY OPERATING ACTIVITIES                  9,681,683        14,849,994        15,607,774
                                                                  -------------     -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sales of securities available for sale                 2,441,431           944,901           491,977
 Purchases of securities available for sale                          (2,150,966)       (5,985,752)         (502,650)
 Capitalization of WB Capital Management Inc.                                -                  -        (1,500,000)
 Purchase of Investors Management Group, Ltd.                       (10,000,000)                -                 -
 Capitalization of West Bancorporation Capital Trust I                        -         (619,000)                 -
 Issuance of debentures to subsidiary                                         -                 -       (20,000,000)
                                                                  -------------     -------------     -------------
           NET CASH USED IN INVESTING ACTIVITIES                     (9,709,535)       (5,659,851)      (21,510,673)
                                                                  -------------     -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of trust preferred securities                         -                 -        20,000,000
 Proceeds from issuance of subordinated debentures                            -           619,000                 -
 Proceeds from long-term borrowing                                   10,000,000               -                   -
 Purchase of fractional shares resulting from stock dividend                  -            (2,090)                -
 Payment for shares reacquired under common stock
  repurchase plan                                                             -        (2,360,235)                -
 Dividends paid                                                     (10,689,179)      (10,483,877)      (10,278,573)
                                                                  -------------     -------------     -------------
           NET CASH PROVIDED BY (USED IN)
              FINANCING ACTIVITIES                                     (689,179)      (12,227,202)        9,721,427
                                                                  -------------     -------------     -------------

           NET INCREASE (DECREASE) IN CASH                             (717,031)       (3,037,059)        3,818,528

CASH
 Beginning                                                            1,271,011         4,308,070           489,542
                                                                  -------------     -------------     -------------
 Ending                                                           $     553,980     $   1,271,011     $   4,308,070
                                                                  =============     =============     =============

WEST BANCORPORATION, INC. AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 18. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                         2005
                                       ----------------------------------------------------
THREE MONTHS ENDED                      MARCH 31      JUNE 30     SEPTEMBER 30  DECEMBER 31
-------------------------------------------------------------------------------------------
                                          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
Interest income                        $   14,457    $   15,285    $   16,152    $   17,581
Interest expense                            4,860         5,811         6,790         7,641
                                       ----------    ----------    ----------    ----------
        NET INTEREST INCOME                 9,597         9,474         9,362         9,940
Provision for loan losses                     375           500           450           450
                                       ----------    ----------    ----------    ----------
        NET INTEREST INCOME AFTER
          PROVISION FOR LOAN LOSSES         9,222         8,974         8,912         9,490
Noninterest income                          2,527         3,008         3,032         2,950
Noninterest expense                         4,590         4,616         4,654         4,785
                                       ----------    ----------    ----------    ----------
        INCOME BEFORE INCOME TAXES          7,159         7,366         7,290         7,655
Income taxes                                2,317         2,381         2,327         2,370
                                       ----------    ----------    ----------    ----------
        NET INCOME                     $    4,842    $    4,985    $    4,963    $    5,285
                                       ==========    ==========    ==========    ==========

Net income per common share - basic    $     0.29    $     0.30    $     0.30    $     0.32
                                       ==========    ==========    ==========    ==========

                                                              2004
                                       ----------------------------------------------------
Three months ended                      March 31      June 30     September 30  December 31
-------------------------------------------------------------------------------------------
                                         (amounts in thousands, except per share amount)
Interest income                        $   11,433    $   11,639    $   12,572    $   13,955
Interest expense                            2,860         3,056         3,553         4,483
                                       ----------    ----------    ----------    ----------
        NET INTEREST INCOME                 8,573         8,583         9,019         9,472
Provision for loan losses                     225           225           325           425
                                       ----------    ----------    ----------    ----------
        NET INTEREST INCOME AFTER
          PROVISION FOR LOAN LOSSES         8,348         8,358         8,694         9,047
Noninterest income                          2,436         2,828         2,757         2,685
Noninterest expense                         4,296         4,251         4,158         4,263
                                       ----------    ----------    ----------    ----------
        INCOME BEFORE INCOME TAXES          6,488         6,935         7,293         7,469
Income taxes                                2,226         2,382         2,486         2,477
                                       ----------    ----------    ----------    ----------
        NET INCOME                     $    4,262    $    4,553    $    4,807    $    4,992
                                       ==========    ==========    ==========    ==========

Net income per common share - basic    $     0.25    $     0.27    $     0.29    $     0.30
                                       ==========    ==========    ==========    ==========

STOCK INFORMATION

West Bancorporation, Inc. common stock is traded on the NASDAQ National Market and quotations are furnished by the NASDAQ System. There were 314 common stockholders of record on December 31, 2005, and an estimated 800 additional beneficial holders whose stock was held in street name by brokerage houses.

MARKET AND DIVIDEND INFORMATION (1)       High          Low       Dividends
                                         --------     --------     --------
2005
----
1st quarter                              $  19.25     $  15.93     $  0.160
2nd quarter                                 19.09        15.34        0.160
3rd quarter                                 20.02        17.25        0.160
4th quarter                                 19.95        17.50        0.160

2004
----
1st quarter                              $  17.14     $  15.40     $  0.152
2nd quarter                                 17.14        13.93        0.152
3rd quarter                                 17.54        14.76        0.160
4th quarter                                 18.15        16.21        0.160

(1) In July 2004, the Company's Board of Directors authorized a 5 percent common stock dividend. Per share numbers in this table have been adjusted for that stock dividend.

The prices shown above are the high and low sale prices for the Company's common stock. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.

NASDAQ SYMBOL: WTBA
Wall Street Journal and
Other Newspapers: WestBcp

TRANSFER AGENT/DIVIDEND PAYING AGENT
Illinois Stock Transfer Company
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606-6905
800-757-5755
www.illinoisstocktransfer.com

FORM 10-K

Copies of the Company's annual report to the Securities and Exchange Commission on Form 10-K will be mailed when available without charge to shareholders upon written request. Such written request should be directed to, Chief Financial Officer, West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266. It will also be available on the Securities and Exchange Commission's website at http://www.sec.gov/edgar/searchedgar/webusers.htm and through a link in the investor relations section of the Company's website at www.westbankiowa.com.

                                     [LOGO]

                           West Bancorporation, Inc.

                         ANNUAL MEETING OF SHAREHOLDERS
                     THURSDAY, APRIL 20, 2006 AT 4:00 P.M.
                     1601 22ND STREET, WEST DES MOINES, IA

          YOU CAN VOTE IN ONE OF TWO WAYS: 1) BY MAIL, 2) BY INTERNET
              See the reverse side of this sheet for instructions.
     IF YOU ARE NOT VOTING BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD,
                 DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                          Illinois Stock Transfer Co.
                     209 West Jackson Boulevard, Suite 903
                            Chicago, Illinois 60606

                                                                                      DETACH ATTENDANCE CARD HERE AND
                             DETACH PROXY CARD HERE                                          MAIL WITH PROXY CARD
                             ----------------------                                   -------------------------------

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED (1) FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; AND (2) IN THE
DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME
BEFORE THE MEETING.

VOTER CONTROL NUMBER ABOVE NAME HERE                                                       WEST BANCORPORATION, INC.

                                                                                     If you plan to personally attend the
                                                                                     Annual Meeting of Shareholders,
                                                                                     please check the box below and list
                                         Dated _______________________, 2006         names of attendees on reverse side.
                                         ___________________________________
                                                                                     Return this stub in the enclosed
                                         ___________________________________         envelope with your completed proxy
                                         (PLEASE SIGN HERE)                          card.

Please sign exactly as name appears above. When shares are held by joint                        I do plan to attend  [ ]
tenants, both should sign. When signing as administrator, attorney, executor,                   the 2006 meeting
guardian, trustee, or similar fiduciary, please give full title as such. If the shareholder is a business entity, the authorized signer should sign the full entity name and indicate position held.

                                TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

                              TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at HTTP://WWW.ILLINOISSTOCKTRANSFER.COM, click on the heading "Internet Voting" and follow the instructions on the screen.

3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be COMPLETED and SUBMITTED prior to Tuesday, April 18, 2006 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

THIS IS A "SECURED" WEB PAGE SITE. YOUR SOFTWARE AND/OR INTERNET PROVIDER MUST BE "ENABLED" TO ACCESS THIS SITE. PLEASE CALL YOUR SOFTWARE OR INTERNET PROVIDER FOR FURTHER INFORMATION, IF NEEDED.

     IF You Vote By INTERNET. Please Do Not Return Your Proxy Card By mail

                                   WEST BANCORPORATION, INC. WEST DES MOINES, IOWA                                PROXY
        PLEASE LIST                PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 20, 2006
NAMES OF PERSONS ATTENDING         The undersigned hereby appoints Thomas E. Stanberry and Jack G. Wahlig, or either of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of
                                   Common Stock of West Bancorporation, Inc. which the undersigned is entitled to vote as of the record date, February 16, 2006, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held in the Conference Center at the headquarters of the Company, located at 1601 22nd Street, West Des Moines, Iowa, on
                                   Thursday, April 20, 2006 at 4:00 p.m., Central Time, and at any and all adjournments thereof.

________________________________   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                                   1. Election of Directors:  01 Frank W. Berlin     04 Orville E. Crowley   07 Thomas E. Stanberry
                                                              02 Steven G. Chapman   05 George D. Milligan   08 Jack G. Wahlig
________________________________                              03 Michael A. Coppola  06 Robert G. Pulver     09 Connie Wimer

                                      [ ] Vote FOR all nominees listed above       [ ] Vote WITHHELD from all nominees
________________________________          (except as marked to the contrary below)

                                      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
________________________________      WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED TO THE RIGHT.) ___________________

                                   2. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements thereof.

                                                                              (Continued and to be signed and dated, on other side)